UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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Soliciting Material Pursuant to ss.240.14a-12

THE BOSTON BEER COMPANY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 12, 2013

Dear Fellow Stockholder:

It is my pleasure to invite you to attend our 2013 Annual Meeting of Stockholders on May 29, 2013 at 9:00 a.m., Eastern Time, at our Samuel Adams Brewery, located at 30 Germania Street, Boston, Massachusetts.

At the Annual Meeting you will be asked to elect three Class A Directors and cast an advisory vote on executive compensation. As the sole holder of Class B Common Stock, I will elect five Class B Directors and cast a vote to ratify the selection of our independent registered public accounting firm.

One of the joys of our annual meetings is always to share with our stockholders both news about the company and samples of the beers that will support our long-term growth. This year, we also look forward to showing off our beautiful new expanded space that was nearing completion at last year’s meeting and now is fully finished. More importantly, the meeting is an opportunity to ask questions and express your opinions concerning the company, regardless of the number of shares that you own.

We have made several changes in this year’s Proxy Statement in order to make the matters to be addressed at our Annual Meeting more understandable, such as adding a Proxy Summary at the outset of the Proxy Statement which highlights the important information discussed throughout the Proxy Statement. Let me know what you think.

The Proxy Statement and Boston Beer’s Annual Report for the fiscal year ended December 29, 2012 are available at www.bostonbeer.com.

On behalf of the Board of Directors and Boston Beer’s management team, I thank you for your continued confidence and support of Boston Beer and our beers.

Cheers!

Jim Koch
Chairman of the Board of Directors

Notice of the 2013 Annual Meeting of Stockholders

May 29, 2013

9:00 a.m., Eastern Time

Samuel Adams Brewery, 30 Germania Street, Boston, Massachusetts

To our Stockholders:

The 2013 Annual Meeting of the Stockholders of The Boston Beer Company, Inc. (“Boston Beer”, the “Company”, “we”, or “us”) will be held on Wednesday, May 29, 2013, at 9:00 a.m. at the Samuel Adams Brewery located at 30 Germania St., Boston, Massachusetts.

The Class A Stockholders will meet for the following purposes:

1.

For the election of three (3) Class A Directors, each to serve for a term of one (1) year;

2.

To conduct an advisory vote to approve the compensation of our Named Executive Officers; and

3.

To consider and act upon any other business that may properly come before the meeting.

The sole holder of Class B Stock will attend for the following purposes:

1.

For the election of five (5) Class B Directors, each to serve for a term of one (1) year;

2.

To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm; and

3.

To consider and act upon any other business that may properly come before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice. The Board of Directors has fixed the close of business on April 1, 2013 as the record date for the meeting. Only stockholders of record on that date are entitled to notice of and to vote at the meeting.

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE. You may submit your proxy: (1) by mail using a traditional proxy card, (2) by calling the toll-free number listed on your proxy card, or (3) through the Internet, as described in the enclosed materials. If you receive more than one proxy because you own shares registered in different names or addresses, each proxy should be voted. This Proxy Statement and accompanying proxy are being distributed on or about April 12, 2013.

April 12, 2013	Kathleen H. Wade
Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 29, 2013

The Notice of Annual Meeting, Proxy Statement and the Annual Report to Stockholders (the “Proxy Materials”) are available on the Internet. You may access the Proxy Materials at http://www.envisionreports.com/sam/.

Table of Contents

PROXY SUMMARY	4
FREQUENTLY ASKED QUESTIONS	7
SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT	10
NOMINEES FOR BOARD OF DIRECTORS	12
CORPORATE GOVERNANCE	14
DIRECTOR COMPENSATION	19
EXECUTIVE OFFICERS	20
COMPENSATION DISCUSSION AND ANALYSIS	21
Executive Summary	21
Compensation Philosophy and Objectives	23
Role of the Compensation Committee	23
Components of Executive Compensation and Determination of Compensation Mix	24
How Executive Pay Levels are Determined	26
Additional Compensation Policies and Practices	26
Fiscal Year 2012 Named Executive Officer Compensation and Performance	28
Compensation Committee Report	32
Compensation Committee Interlocks and Insider Participation	32
EXECUTIVE COMPENSATION	33
Summary Compensation Table	33
Grants of Plan-Based Awards in Fiscal Year 2012	34
Outstanding Equity Awards at 2012 Fiscal Year End	35
Option Exercises and Stock Vested in Fiscal Year 2012	36
Employment Contracts, Termination of Employment, and Change in Control Agreements	36
AUDIT INFORMATION	36
VOTING MATTERS	38
OTHER INFORMATION	39

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Proxy Summary

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider regarding the proposals being presented at the Annual Meeting. We recommend that you read the entire Proxy Statement before casting your vote.

Date, Time, and Place of Annual Meeting

The Annual Meeting will be held on Wednesday, May 29, 2013, at 9:00 a.m. ET at the Samuel Adams Brewery located at 30 Germania Street, Boston, Massachusetts.

Online Availability of Proxy Materials

Your proxy is being solicited for the Annual Meeting. On April 12, 2013, we mailed a Notice of the Online Availability of Proxy Materials to all stockholders of record advising that they could: (1) view all Proxy Materials online at http://www.envisionreports.com/sam; or (2) request a paper or email copy of the Proxy Materials free of charge. We encourage stockholders to access their Proxy Materials online to reduce the environmental impact and cost of our proxy solicitation.

Eligibility to Vote

Only stockholders of record are permitted to vote at the Annual Meeting. You can vote if you held shares of Class A or Class B Common Stock as of the close of business on April 1, 2013. Each outstanding share of the Company’s Class A and Class B Common Stock entitles the stockholder to one (1) vote on each matter properly brought before the Class.

2012 Business Highlights

Boston Beer’s business goal is to become the leading brewer in the “better beer” category by creating and offering high quality full-flavored beers. With the support of a large, well-trained sales organization and world-class brewers, we strive to achieve this goal by brewing great products and increasing brand availability and awareness through distribution, advertising, point-of-sale, promotional programs and drinker education. In late 2011, the Board of Directors and Executive Officers established several strategic and financial goals designed to increase sales and profitability, aggressively manage price and costs to achieve delivered gross margin and earnings goals, invest in our supply chain to meet demand and deliver great beer at competitive economics and build an organization capable of driving growth and operating our breweries safely, while improving operational efficiencies, optimizing costs and reducing risk. To that end, in 2012 our significant accomplishments included:

•

Net revenue of $580.2 million, an increase of $67.2 million, or 13%, from 2011

•

Earnings per diluted share of $4.39, a decrease of $0.42 compared to 2011 earnings per diluted share, primarily due to the favorable impact in 2011 of a settlement of $0.92 per diluted share and a favorable tax settlement of $0.16 per diluted share

•

Depletions (sales by our wholesalers to retailers) growth of 12%

•

Shipments (our sales to our wholesalers) growth of 10%

•

Cash and cash equivalents on hand as of December 29, 2012 of $74.5 million

•

Strengthened organizational capability to support the growth and complexity of our business

Voting Matters and Board Recommendations (page 38)

Item #	Voting Matters	Board Recommendation
Item 1	The election of each of the nominees for Class A Director, to be decided by plurality vote of the holders of Class A Common Stock present in person or represented by proxy.	FOR each Director Nominee
Item 2	The non-binding advisory vote to approve the compensation of our Named Executive Officers, to be voted on by the holders of Class A Common Stock present in person or by proxy.	FOR
Item 3	The election of each of the nominees for Class B Director, to be decided by the affirmative vote of the sole holder of the outstanding shares of Class B Common Stock.	FOR each Director Nominee
Item 4	The ratification of Ernst & Young LLP, our independent registered public accounting firm, to be decided by the affirmative vote of the Class B stockholder.	FOR

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Board Nominees (page 12)

Class A Director Nominees (page 12)

Name	Age	Director Since	Principal Occupation	Committees
David A. Burwick	51	2005	President and CEO of Peet’s Coffee & Tea, Inc.	Comp (Chair), Nom/Gov
Pearson C. Cummin, III	70	1995	Managing Member of Grey Fox Associates, LLC	Audit (Chair), Comp
Jean-Michel Valette	52	2003	Chairman, Select Comfort Corporation	Nom/Gov (Chair), Audit

Class B Director Nominees (page 13)

Name	Age	Director Since	Principal Occupation	Committees
C. James Koch	63	1995	Chairman of The Boston Beer Company, Inc.	-
Cynthia A. Fisher	52	2012	Founder, Managing Director of WaterRev, LLC	-
Jay Margolis	64	2006	Chairman/CEO of Cache, Inc.	Comp Nom/Gov
Martin F. Roper	50	1999	President/CEO of The Boston Beer Company, Inc.	-
Gregg A. Tanner	56	2007	CEO of Dean Foods Company	Audit
Abbreviations: Audit=Audit Committee; Comp=Compensation Committee; Nom/Gov=Nominating/Governance Committee

Executive Compensation (page 33)

Boston Beer’s executive compensation program is designed to attract, motivate, reward and retain highly competent executives, with a focus on: (1) pay for performance through bonuses linked to Company and individual performance targets; and (2) equity awards with performance-based vesting linked to depletions (sales) growth. Overall, we believe we should provide competitive pay to our executives and align compensation with achieving our strategic goals and delivering strong Company performance, both in terms of depletions (sales) growth and long-term stockholder value. Our compensation philosophy is to provide employees with an overall compensation package under which strong performers have the opportunity to earn competitive compensation over the long term through a combination of base salary, cash incentives and equity awards. As shown in the charts below, the pay mix of our CEO and of our other Named Executive Officers in 2012 is consistent with these goals:

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Further, the chart below shows the alignment of our performance and the compensation of our CEO over the last four fiscal years:

Note: 2011 and 2012 EPS growth shown above is calculated based on adjusted EPS of $3.73 for 2011, which excludes the favorable impact of settlements of $1.08 per diluted share in 2011, compared to reported unadjusted EPS of $4.81 for 2011.

The actual compensation paid to each of our Named Executive Officers is discussed in the Compensation Discussion and Analysis section of this Proxy Statement.

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FREQUENTLY ASKED QUESTIONS

This Proxy Statement is provided in connection with the solicitation of proxies by the Board of Directors of The Boston Beer Company, Inc. (“Boston Beer”, the “Company”, “we”, or “us”) for use at the 2013 Annual Meeting of Stockholders and at any adjournments thereof.

1.   When and where is the Annual Meeting and who may attend?

The Annual Meeting will be held on Wednesday, May 29, 2013, at 9:00 a.m. ET at the Samuel Adams Brewery located at 30 Germania Street, Boston, Massachusetts. The Brewery will be open at approximately 8:30 am ET. Stockholders who are entitled to vote may attend the meeting, as well as our invited guests. Each stockholder is permitted to bring one guest.

DIRECTIONS TO THE BREWERY

FROM THE SOUTH OF BOSTON

Take 93N to exit 18 (Mass Ave and Roxbury Exit). Go straight down Melnea Cass Blvd. toward Roxbury. Once on Melnea Cass Blvd. you will go through seven lights. At the eighth light take a left on Tremont St. (Landmark: Northeastern University and Ruggles T Station will be on your right when you turn onto Tremont St. Note: Tremont St. eventually becomes Columbus Ave.). Follow Tremont St. through seven lights. Take a right on Amory St. (Landmark: look for a big, powder blue Muffler Mart shop on the right – directly after Centre Street). Follow Amory St. through 2 lights. After the 2nd light take a left on Porter St. (Landmark: Directly after Boylston St.). Go to the end of Porter St. and the Brewery is on the right.

FROM THE NORTH OF BOSTON

Take 93S to exit 18 (Mass Ave. and Roxbury exit) and follow the above directions.

FROM THE SUBWAY

Take the Orange Line outbound toward Forest Hills. Exit at the Stony Brook stop. Above ground take a left onto Boylston St. Take your first right onto Amory St. Then take your first left onto Porter St. to Brewery gate (the Brewery will be at the end of Porter St. on your right).

2.   Who is eligible to vote?

You can vote if you held shares of Class A or Class B Common Stock as of the close of business on April 1, 2013 (the “Record Date”). Each outstanding share of the Company’s Class A and Class B Common Stock entitles the stockholder to one (1) vote on each matter properly brought before the Class. On the Record Date, we had outstanding and entitled to vote 8,911,161 shares of Class A Common Stock, $.01 par value per share, and 4,007,355 shares of Class B Common Stock, $.01 par value per share.

3.   I am eligible to vote and want to attend the Annual Meeting. What do I need to bring? Do I need to contact Boston Beer in advance of the Annual Meeting?

Stockholders of Record. If you are a Stockholder of Record and plan to attend the meeting, please bring the notice and photo identification. Stockholders of Record who do not present notices at the meeting will be admitted only upon verification of ownership at the admission counter. You do not need to contact us in advance to inform us that you will be attending.

Beneficial Owners. If you are a Beneficial Owner and plan to attend the meeting, you must present proof of ownership of Boston Beer shares as of April 1, 2013, such as a brokerage account statement, and photo identification. If you are a Beneficial Owner and wish to vote at the meeting, you must also bring a legal proxy from your bank, broker, or other holder of record.

4.   What is the difference between holding shares as a “Stockholder of Record” and as a “Beneficial Owner”?

If your shares are registered in your name on the books and records of our transfer agent, you are a “Stockholder of Record” (also sometimes referred to as a “Registered Stockholder”). If you are a Stockholder of Record, we sent the notice directly to you.

If your shares are held by you in the name of your broker or bank, your shares are held in “Street Name” and you are considered the “Beneficial Owner.” The Notice has been forwarded to you by your broker, bank or other holder of record, who is considered, with respect to those shares, the Stockholder of Record. As the Beneficial Owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by mail using the voting instruction card included in the mailing.

5.   I am a Stockholder of Record. How do I vote?

By Internet or Telephone: You may vote your proxy by the Internet or by telephone by following the instructions provided in the Notice. To vote by the Internet, go to http://www.envisionreports.com/sam and follow the steps outlined on the secured website. To vote by telephone, call toll free at 1-866-540-5760. Internet and telephone voting for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. ET on May 28, 2013.

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By Mail: If you request printed copies of the Notice of Annual Meeting, Proxy Statement and the Annual Report to Stockholders (the “Proxy Materials”) be sent to you by mail, you may vote by proxy card or voting instruction card. Be sure to complete, sign and date the proxy card or voting instruction card and return it in the prepaid envelope. If you are a Stockholder of Record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy as recommended by the Board of Directors.

In Person at the Annual Meeting: All eligible stockholders may vote in person at the Annual Meeting. If you are a Stockholder of Record and plan to attend the meeting, please bring the notice and photo identification.

6.   I am a Beneficial Owner. How do I vote?

If you hold your shares in Street Name, you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the Annual Meeting, you must contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the Annual Meeting in order to vote.

7.   Why did I receive these Proxy Materials?

On or about April 12, 2013, we are sending the Proxy Materials to stockholders of record as of April 1, 2013. The Proxy Materials are sent in connection with the solicitation by our Board of Directors of proxies to be voted at our Annual Meeting. The proxies also may be voted at any continuations, adjournments or postponements of the meeting. This Proxy Statement contains information you may use when deciding how to vote in connection with the Annual Meeting.

8.   Why did I receive a Notice of Internet Availability of Proxy Materials instead of printed Proxy Materials?

As permitted by the rules of the Securities and Exchange Commission (“SEC”), we are making the Proxy Materials available to our stockholders electronically via the Internet. On or about April 12, 2013, we mailed to our stockholders a Notice containing instructions on how to access the Proxy Materials online. Those stockholders who received a Notice by mail will not receive a printed copy of the Proxy Materials in the mail. Instead, the Notice provides instructions on how to access and review all of the important information contained in the Proxy Materials, as well as how stockholders may submit their proxy over the Internet. If you received a Notice by mail and would like a printed copy of our Proxy Materials, please follow the instructions contained in the Notice.

9.   What is a “proxy” and what is a “proxy statement”?

A “proxy” is your legal designation of another person to vote the shares you own. That other person is called your proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. A “proxy statement” is a document that SEC regulations require us to give you when we ask you to sign a proxy card designating individuals to vote on your behalf.

10.   As a Class A Stockholder, what are my voting choices for each of the proposals to be voted on at the Annual Meeting?

Item 1: Election of Three Class A Director Nominees

Voting Choices and Board Recommendation

•

Vote in favor of all nominees;

•

Vote in favor of specific nominees and withhold a favorable vote for specific nominees; or

•

Withhold authority to vote for all nominees.

The Board Recommends a Vote FOR Each of the Nominees.

Item 2: Non-binding Advisory Vote to Approve the Company’s Named Executive Officer Compensation

Voting Choices and Board Recommendation

•

Vote in favor of the proposal;

•

Vote against the proposal; or

•

Abstain from voting for the proposal.

The Board Recommends a Vote, in an Advisory Matter, For the Approval of the 2012 Compensation of the Company’s Named Executive Officers and the Compensation Policies and Procedures as Described in this Proxy Statement.

11.   Are there any other matters to be acted upon by the Class A Stockholders at the Annual Meeting?

We do not know of any other matter to be presented or acted upon by the Class A Stockholders at the meeting. If any matters not set forth in the meeting notice included in the Proxy Materials are properly brought before the meeting that require a vote of the Class A Stockholders, the person(s) named in your proxy will vote on them in accordance with their best judgment.

With respect to any other matter, if any, that properly comes before the Annual Meeting, the affirmative vote of the sole holder of the shares of Class B Common Stock represented in person or by proxy will be required for approval.

12.   How many votes must be present to hold the Annual Meeting?

The holders of a majority of the issued and outstanding Class A Common Stock are required to be present in person or to be represented by proxy at the Annual Meeting in order to constitute a “quorum” for the election of the Class A Directors and the advisory vote to approve the compensation of our Named Executive Officers.

Abstentions and “withheld” votes will be counted as present in determining whether the quorum requirement is satisfied. Votes withheld with respect to the election of Class A Directors will have the same effect as negative votes. Similarly, abstentions will have the same effect as negative votes on the advisory vote regarding the compensation of our Named Executive Officers.

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13.   What if I do not specify a choice for a matter when returning a proxy?

If you sign and return the proxy card without indicating your instructions, your shares will be voted FOR each of the agenda items for which you are entitled to vote and have not clearly indicated votes. In addition, if other matters come before the meeting, your proxy will have discretion to vote on these matters in accordance with their best judgment.

14.   What does it mean if I receive more than one Notice?

If you received multiple Notices, it means that you hold your shares in different ways (e.g., trust, custodial accounts, joint tenancy) or in multiple accounts. Each Notice you receive should be voted by Internet, telephone or mail.

15.   May stockholders ask questions at the Annual Meeting?

Yes. After the formal business of the meeting has concluded and adjourned, the chairman of the meeting will answer questions from stockholders during the designated question and answer period of the meeting. In order to provide an opportunity for everyone who wishes to ask a question, stockholders may be limited to two minutes each to present their question. When speaking, stockholders must direct questions to the chairman and confine their questions to matters that relate directly to the business of the meeting. Stockholders will not be able to make statements.

16.   When will Boston Beer announce the voting results?

We will announce the preliminary voting results at the Annual Meeting. Boston Beer will report the final results in a Current Report on Form 8-K filed with the SEC.

17.   I am a Registered Stockholder and I have lost my Notice. How do I get a duplicate Notice?

You will need the control number found on the bottom of your Notice to be able to vote your shares. If you have not received your Notice by May 8, 2013, or have lost or misplaced your Notice, please contact our transfer agent, Computershare, at 888-877-2890 or www.cpushareownerservices.com, to get your control number.

18.   Can I revoke or change my proxy?

You may revoke or change your proxy at any time before it is exercised by: (1) delivering to Boston Beer a signed proxy card with a date later than your previously delivered proxy; (2) voting in person at the Annual Meeting; (3) granting a subsequent proxy through the Internet or telephone; or (4) sending a written revocation to our Corporate Secretary, Kathleen H. Wade. Your most current proxy is the one that will be counted.

19.   Who incurs the expenses of the proxy solicitation?

All reasonable proxy soliciting expenses incurred in connection with the solicitation of proxies for the Annual Meeting will be borne by Boston Beer. Our Officers and regular employees may solicit proxies by mail, telephone, fax, or personal contact, without being additionally compensated. In addition, Boston Beer has retained Georgeson Inc., a professional proxy solicitation firm, to assist in the solicitation of proxies for a fee of approximately $8,500, plus reimbursement of reasonable out-of-pocket expenses.

20.   How can I contact Boston Beer?

Our corporate headquarters are located at One Design Center Place, Suite 850, Boston, Massachusetts 02210, telephone number (617) 368-5000. Our investor website is www.bostonbeer.com.

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SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our Class A Common Stock and Class B Common Stock as of March 29, 2013, by:

•

Each person (or group of affiliated persons) known by us to be the beneficial owner(s) of more than 5% of our outstanding Class A Common Stock and Class B Common Stock;

•

Our current Directors, all of whom are nominees for reelection as Directors;

•

Our “Named Executive Officers”, comprising our Chief Executive Officer, Chief Financial Officer, and the next three most highly compensated Executive Officers; and

•

All our current Directors and Executive Officers as a group.

The address of all our Directors and Executive Officers is c/o The Boston Beer Company, Inc., One Design Center Place, Suite 850, Boston, Massachusetts 02210. The information provided in the table is based on our records, information on file with the SEC, and information provided to us, except as otherwise noted.

Beneficial ownership is determined under the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which an individual has the sole or shared voting power or investment power and also any shares that the individual has the right to acquire under certain circumstances. Unless otherwise indicated, each person named below held sole voting and investment power over the shares listed. All shares are Class A Common Stock, except for shares of Class B Common Stock held by C. James Koch.

Name of Beneficial Owner	Shares Beneficially Owned
	Number	Percent
Directors and Named Executive Officers:
C. James Koch (1)	4,238,693	32.81%
Martin F. Roper (2)	91,030	1.02%
David A. Burwick (3)	32,681	*
Pearson C. Cummin, III (4)	36,697	*
Cynthia A. Fisher (5)	114,785	1.29%
Jay Margolis (6)	22,481	*
Gregg A. Tanner (7)	30,481	*
Jean-Michel Valette (8)	38,981	*
William F. Urich (9)	40,309	*
John C. Geist (10)	1,071	*
Thomas W. Lance (11)	65,582	*
All Directors and Executive Officers as a group (15 people)	4,643,439	35.94%
Owners of 5% or More of the Company’s Outstanding Shares:
Black Rock, Inc. (12) 40 E. 52nd Street New York, NY 10022	589,853	6.70%
Franklin Resources, Inc. (13) Franklin Advisers, Inc. Franklin Templeton Portfolio Advisers, Inc. Fiduciary Trust Company International Franklin Templeton Investments (Asia) Ltd. One Franklin Parkway, San Mateo, CA 94403	647,343	7.40%
Neuberger Berman Group LLC (14) Neuberger Berman LLC Neuberger Berman Management LLC Neuberger Berman Equity Funds 605 Third Avenue, New York, NY 10158	1,137,974	12.93%
The Vanguard Group, Inc. (15) 100 Vanguard Blvd., Malvern, PA 19355	528,240	6.00%
Waddell & Reed Financial, Inc. (16) Waddell & Reed Financial Services, Inc. Waddell & Reed, Inc. Waddell & Reed Investment Management Company Ivy Investment Management Company 6300 Lamar Avenue, Overland Park, KS 66202	811,127	9.20%
T. Rowe Price Associates, Inc. (17) 100 E. Pratt Street, Baltimore, MD 21202	461,937	5.20%
FMR LLC (18) 82 Devonshire Street, Boston, MA 02109	805,640	9.16%

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*

Represents holdings of less than one percent (1%).

(1)

Includes 4,007,355 shares of Class B Common Stock, constituting all of the outstanding shares of Class B Common Stock, options to acquire 34,660 shares of Class A Common Stock exercisable currently or within sixty (60) days and 23,486 shares of Class A Common Stock held by Mr. Koch as custodian for the benefit of his minor children. Also includes 73,192 shares of Class A Common Stock reported as beneficially owned by Cynthia A. Fisher, Mr. Koch’s spouse, consisting of 3,656 shares of Class A Common Stock held as custodian for the benefit of her minor children, 2,532 shares of Class A Common Stock held as trustee of irrevocable trusts for the benefit of her minor children, 22,756 shares of Class A Common Stock held as trustee of a grantor retained annuity trust, as to which Ms. Fisher has sole voting and investment power and as to which Mr. Koch disclaims beneficial ownership, and 44,248 shares of Class A Common Stock held in a collection of generation skipping trusts, as to which Ms. Fisher has sole voting and investment power and as to which Mr. Koch disclaims beneficial ownership.

(2)

Includes options to acquire 90,000 shares of Class A Common Stock exercisable currently or within sixty (60) days.

(3)

Includes options to acquire 32,481 shares of Class A Common Stock exercisable currently or within sixty (60) days.

(4)

Includes options to acquire 27,481 shares of Class A Common Stock exercisable currently or within sixty (60) days.

(5)

Includes options to acquire 4,962 shares of Class A Common Stock exercisable currently or within sixty (60) days. Also includes 3,656 shares of Class A Common Stock held by Ms. Fisher as custodian for the benefit of her minor children, 2,532 shares of Class A Common Stock held by Ms. Fisher as trustee of irrevocable trusts for the benefit of her minor children, 22,756 shares of Class A Common Stock held by Ms. Fisher as trustee of a grantor retained annuity trust, 44,248 shares of Class A Common Stock held by Ms. Fisher as trustee of a collection of generation-skipping trusts, and 13,145 shares of Class A Common Stock held in trust by a limited liability company of which Ms. Fisher is the manager and to which Ms. Fisher disclaims beneficial ownership. Also includes 23,486 shares of Class A Common Stock reported as beneficially owned by C. James Koch, Ms. Fisher’s spouse, as custodian, for which Mr. Koch has sole voting and investment power and as to which Ms. Fisher disclaims beneficial ownership.

(6)

Consists of options to acquire 22,481 shares of Class A Common Stock exercisable currently or within sixty (60) days.

(7)

Consists of options to acquire 30,481 shares of Class A Common Stock exercisable currently or within sixty (60) days.

(8)

Includes options to acquire 22,481 shares of Class A Common Stock exercisable currently or within sixty (60) days.

(9)

Includes options to acquire 36,400 shares of Class A Common Stock exercisable currently or within sixty (60) days and 1,071 shares of Class A Common Stock purchased under the Company’s Investment Share program which are not yet vested.

(10)

Consists of 1,071 shares of Class A Commons Stock purchased under the Company’s Investment Share program which are not yet vested.

(11)

Includes options to acquire 62,460 shares of Class A Common Stock exercisable currently or within sixty (60) days and 777 shares of Class A Common Stock purchased under the Company’s Investment Share program which are not yet vested.

(12)

Information is based on a Schedule 13G filed with the SEC on February 6, 2013 by BlackRock, Inc., which reported sole voting power and sole dispositive power as follows: sole voting power—589,853 shares and sole dispositive power—589,853 shares.

(13)

Information is based on a Schedule 13G filed with the SEC on February 11, 2013 by Franklin Resources, Inc. (“FRI”), Charles B. Johnson, Rupert H. Johnson and Franklin Advisers, Inc., which reported sole voting power and sole dispositive power as follows: Franklin Advisors, Inc. had sole voting power with respect to 594,600 shares and sole dispositive power with respect to 616,100 shares; Franklin Templeton Portfolio Advisors, Inc. had sole voting and sole dispositive power with respect to 23,963 shares; Fiduciary Trust Company International had sole voting and sole dispositive power with respect to 5,700 shares; and Franklin Templeton Investments (Asia) Ltd. had sole voting and sole dispositive power with respect to 1,580 shares. FRI and each of Charles B. Johnson and Rupert H. Johnson, Jr., the principal stockholders of FRI, may be deemed to be the beneficial owners of the shares reported.

(14)

Information is based on a Schedule 13G filed with the SEC on February 14, 2013 by Neuberger Berman Group LLC, Neuberger Berman LLC, Neuberger Berman Management LLC and Neuberger Berman Equity Funds, which reported that these entities may be deemed to beneficially own all of the shares reported in the table. Neuberger Berman Group LLC and Neuberger Berman LLC each reported shared voting power with respect to 1,111,191 shares and shared dispositive power with respect to 1,137,974 shares. Neuberger Berman Management LLC reported shared voting power and shared dispositive power with respect to 1,013,291 shares. Neuberger Berman Equity Funds reported shared voting power and shared dispositive power with respect to 887,419 shares. These entities also reported that the holdings of Neuberger Berman Trust Co. N.A., Neuberger Berman Trust Co. of Delaware N.A., NB Alternative Fund Management LLC, NB Alternatives Advisers LLC and Neuberger Berman Fixed Income LLC, affiliates of Neuberger Berman LLC, are also aggregated to comprise the shares reported.

(15)

Information is based on a Schedule 13G filed with the SEC on February 11, 2013 by The Vanguard Group, Inc., which reported sole voting power and sole and shared dispositive power as follows: sole voting power—11,674 shares, shared dispositive power—11,274 shares, and sole dispositive power—516,966 shares.

(16)

Information is based on a Schedule 13G filed with the SEC on February 7, 2013 by Waddell & Reed Financial, Inc., Waddell & Reed Financial Services, Inc., Waddell and Reed, Inc., Waddell & Reed Investment Management Company and Ivy Investment Management Company, which reported that these entities may be deemed to beneficially own all of the shares reported in the table. Waddell & Reed Financial, Inc. Waddell & Reed Investment Management Company reported sole voting power and dispositive power with respect to 461,424 shares, of which Waddell & Reed Financial, Inc., Waddell & Reed Financial Services, Inc. and Waddell & Reed, Inc. each reported indirect beneficial ownership. Ivy Investment Management Company reported sole voting power and dispositive power with respect to 349,703, of which Waddell & Reed Financial, Inc. reported indirect beneficial ownership.

(17)

Information is based on a Schedule 13G filed with the SEC on February 13, 2013 by T. Rowe Price Associates, Inc., which reported sole voting power of 112,886 shares and sole dispositive power of 461,937 shares. These securities are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. serves as an investment adviser with power to direct investments and/or sole power to vote the securities. For the purposes of the reporting requirements of the Securities Exchange Act of 1934, T. Rowe Price Associates, Inc. is deemed to be a beneficial owner of such securities; however, T. Rowe Price Associates, Inc. expressly disclaims that it is, in fact, the beneficial owner of such securities.

(18)

Information is based on a Schedule 13G filed with the SEC on February 14, 2013 by FMR LLC, which reported sole voting power of 16,531 shares and sole dispositive power of 805,640 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our Directors and Executive Officers and persons who own more than 10% of our outstanding Class A Common Stock to file reports regarding their beneficial ownership of our stock with the SEC. Based solely upon a review of those filings furnished to us and written representations in the case of our Directors and Executive Officers we believe all reports required to be filed under Section 16(a) with the SEC were timely filed in 2012.

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NOMINEES FOR BOARD OF DIRECTORS

The Nominees for our Board of Directors have been proposed in accordance with our Articles of Organization, By-Laws, and Corporate Governance Guidelines. Below are the nominees for election as Class A and Class B Directors, respectively, for the term ending in 2014. As outlined in more detail below, each nominee has extensive business and senior management experience, and together they represent a diverse group of individuals with particular skills and experience in the areas that we consider to be the most critical to our business and prospects, including knowledge of and experience in the alcohol beverage industry, marketing and brand development, operations and supply chain management, finance, sales, and general enterprise management.

Nominees for Class A Director

We recommend that holders of Class A Common Stock vote “FOR” each nominee listed.

David A. Burwick

Independent Class A Director Nominee

Age: 51

Director Since: 2005

Committees Served: Compensation Committee (Chair), Nominating/Governance Committee

Other Public Directorships: None

In December 2012, Mr. Burwick was appointed President and Chief Executive Officer of Peet’s Coffee & Tea, Inc., a specialty coffee and tea company, headquartered in Emeryville, California. Prior to this role, starting in April 2010, Mr. Burwick served as President, North America of Weight Watchers International, Inc., a publicly-held company based in New York City and a leading provider of weight management services. Mr. Burwick had been Senior Vice President and Chief Marketing Officer of PepsiCo North American Beverages, headquartered in Purchase, New York until September 2009. Before assuming that position in April 2008, he had been Executive Vice President, Commercial, of PepsiCo International and President of Pepsi-QTG Canada, headquartered in Toronto, a position he held from November 2005 to March 2008. Mr. Burwick held several positions with Pepsi-Cola North America, including serving as Senior Vice President and Chief Marketing Officer from June 2002 until immediately prior to his move to Pepsi-QTG Canada.

Specific qualifications and experience of particular relevance to the Company

Mr. Burwick has extensive experience in marketing consumer products. His significant experience in the beverage industry has also been integral in helping shape our overall brand development strategies. Mr. Burwick’s extensive senior management experience is also an asset to our Compensation and Nominating/Governance Committees.

Pearson C. Cummin, III

Independent Class A Director Nominee

Age: 70

Director Since: 1995

Committees Served: Audit Committee (Chair), Compensation Committee

Other Public Directorships: None

Mr. Cummin has been active as a private investor for many years and is currently the Managing Member of Grey Fox Associates, LLC, a private investment company headquartered in Greenwich, Connecticut. He served as a Director of Pacific Sunwear of California, Inc., a California-based specialty apparel retailer, from 1988 through March 2010, where he also had served as chair of its compensation committee and a member of its audit and nominating/governance committees. Mr. Cummin currently serves as the Secretary/Treasurer of the American Diabetes Association. From 1986 through 2002, he served as a general partner of Consumer Venture Partners, a Greenwich, Connecticut-based venture capital firm.

Specific qualifications and experience of particular relevance to the Company

Mr. Cummin is an experienced investor and venture capitalist, with extensive experience in finance, public company corporate governance and executive compensation matters. He qualifies as a financial expert, having a master’s degree from Harvard Business School, as the former general partner of a venture capital firm, and as the former chairman of the audit committee of Pacific Sunwear, a publicly-traded company.

Jean-Michel Valette

Independent Class A Director Nominee

Age: 52

Director Since: 2003

Committees Served: Nominating/Governance Committee (Chair), Audit Committee

Other Public Directorships: Select Comfort Corporation

Mr. Valette currently serves as an independent advisor to select branded consumer companies. He is currently Chairman of the Board and a member of the audit committee of Select Comfort Corporation, a Minneapolis-based bedding company. Mr. Valette served as Chairman of the Board of Peet’s Coffee & Tea Inc., a California-based specialty coffee company, from January 2004 until October 2012. He was Chairman of Robert Mondavi Winery, a California wine company, until October 2006. Prior to assuming that position, he had served as President and Managing Director of Robert Mondavi Winery from October 2004 to January 2005. From May 2003 through May 2006, Mr. Valette served as a Class B Director of the Company.

Specific qualifications and experience of particular relevance to the Company

Mr. Valette has over 25 years of experience in management, public company corporate governance, strategic planning, and finance, with extensive experience in the alcohol beverage industry. He also serves as a director of several private companies.

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Nominees for Class B Director

Cynthia A. Fisher

Class B Director Nominee

Age: 52

Director Since: 2012

Committees Served: None

Other Public Directorships: None

In 2011, Ms. Fisher founded WaterRev, LLC, an investment company located in Newton, Massachusetts, focused on opportunities in water conservation and potability. She is also an independent investor and consults to corporate boards and executive management teams, primarily in the life sciences. In 1992, Ms. Fisher founded ViaCord, Inc., a cord blood stem cell banking company, and served as CEO of Viacord, Inc. from 1993 to 2000. In 2000, she cofounded ViaCell, Inc., a cellular medicines company and successor to ViaCord, which went public in 2005. Ms. Fisher served as ViaCell’s President from 2000 to 2001 and as a member of its Board of Directors until 2002.

Specific qualifications and experience of particular relevance to the Company

In addition to her extensive executive management experience, Ms. Fisher is currently a member of the Board of Trustees of Ursinus College, from which she received her B.S. degree in biophysics and an Honorary Doctorate of Science, as well as a member of the Advisory Council of Harvard Medical School for Systems and Cell Biology. Ms. Fisher also holds an MBA from Harvard Business School. The wife of C. James Koch, the Company’s founder and Chairman of the Board of Directors, Ms. Fisher brings significant entrepreneurial experience to the Board’s overall business perspective.

C. James Koch

Class B Director Nominee

Age: 63

Director Since: 1995

Committees Served: None

Other Public Directorships: None

Mr. Koch founded Boston Beer in 1984 and currently serves as its Chairman. Until January 2001, Mr. Koch also served as the Company’s Chief Executive Officer. He also served as the Company’s Secretary/Clerk until May 2010. Prior to starting Boston Beer he had worked as a consultant for an international consulting firm, with a focus on manufacturing.

Specific qualifications and experience of particular relevance to the Company

His 29 years at the helm of Boston Beer, during which it has grown from a small start-up company to its current position, is a testament to his skill in brewing, strategy, brand development and industry leadership.

Jay Margolis

Independent Class B Director Nominee

Age: 64

Director Since: 2006

Committees Served: Compensation Committee, Nominating/Governance Committee

Other Public Directorships: Cache, Inc.

Mr. Margolis is Chairman and CEO of Cache, Inc., a publicly held specialty chain of women’s apparel stores headquartered in New York. Prior to joining Cache in February 2013, Mr. Margolis was Chairman of Intuit Consulting LLC, a consulting firm specializing in retail, fashion and consumer products located in Watermill, New York. He serves as a Director of Burlington Coat Factory Warehouse Corporation, a privately held company headquartered in Burlington, New Jersey, and Godiva Chocolatier Inc., a privately held, high-end specialty chocolate manufacturer and retailer, with its North American headquarters located in New York, New York. From October 2005 through July 2007, Mr. Margolis served as the President and CEO of the Apparel Group of Limited Brands located in Ohio. Before assuming that position, he had been President and Chief Operating Officer of Massachusetts-based Reebok, Inc. since 2001, where he also served as a Director. Prior to that he served on the boards and as an Executive Officer of other well-known clothing brands.

Specific qualifications and experience of particular relevance to the Company

Mr. Margolis has significant knowledge of retailing of consumer products, merchandising, consumer insights, strategic planning and public company corporate governance. His extensive senior management experience has been an asset to the Board since he became a Director in 2006.

Martin F. Roper

Class B Director Nominee

Age: 50

Director Since: 1999

Committees Served: None

Other Public Directorships: Lumber Liquidators, Inc.

Mr. Roper is Boston Beer’s President and Chief Executive Officer, a position he has held since January 2001. Mr. Roper joined Boston Beer as Vice President of Manufacturing and Business Development in September 1994, became the Chief Operating Officer in April 1997, and became President and Chief Operating Officer in December 1999. In April 2006, Mr. Roper joined the Board of Directors of Lumber Liquidators, Inc., a Virginia-based hardwood flooring retailer. He is Chair of its Compensation Committee and a member of its Audit Committee. Mr. Roper holds a master’s degree in manufacturing, as well as an MBA from Harvard Business School. Prior to joining Boston Beer, he worked as a strategy consultant and led small manufacturing companies in turn-around situations.

Specific qualifications and experience of particular relevance to the Company

Mr. Roper’s experience, both prior to and since joining Boston Beer, provides strength in operations, strategy, finance, public company corporate governance, and general management.

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Gregg A. Tanner

Independent Class B Director Nominee

Age: 56

Director Since: 2007

Committees Served: Audit Committee

Other Public Directorships: Dean Foods Company

Mr. Tanner is currently Chief Executive Officer of Dean Foods Company of Dallas, Texas, a position he has held since November 2012 after serving as its President, Fresh Dairy Direct, and Chief Supply Chain Officer since December 2011. He served as its Executive Vice President and Chief Supply Chain Officer since November 2007. From July 2006 through October 2007, Mr. Tanner was Senior Vice President of Global Operations for The Hershey Company of Hershey, Pennsylvania. He was with ConAgra Foods of Omaha, Nebraska from September 2001 through July 2005, holding the position of Senior Vice President, Retail Supply Chain from June 2002 through July 2005. Prior to that, Mr. Tanner held positions of increasing responsibility at the Quaker Oats Company and Ralston Purina Company.

Specific qualifications and experience of particular relevance to the Company

Mr. Tanner has over 30 years of operations, supply chain management, and general management experience in the food and beverage industry, with significant experience in risk management. He also qualifies as a financial expert in that he has overseen profits, losses, and balance sheets in senior executive roles for S&P 500 companies.

CORPORATE GOVERNANCE

We are committed to having effective corporate governance and high ethical standards because we believe that these values support our long-term performance. The Company’s Articles of Organization, By-laws, Corporate Governance Guidelines adopted by the Board of Directors, the charters of the Board’s committees and the Code of Business Conduct and Ethics provide the general governance framework for the Company. These documents are available on the Company’s investor relations website, www.bostonbeer.com, and are also available in print by request. Requests should be directed to our Investor Relations Department, The Boston Beer Company, Inc., One Design Center Place, Suite 850, Boston, MA 02210.

Director Independence

The Board currently consists of eight Directors, comprised of three Directors who were elected by the Class A stockholders and five Directors who were elected by the sole Class B stockholder. All three of the individuals standing for reelection as Class A Directors – David A. Burwick, Pearson C. Cummin III and Jean-Michel Valette – and two of the five individuals standing for reelection as Class B Directors – Jay Margolis and Gregg A. Tanner – constituting a majority of the Board of Directors, have no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) and are independent, as determined in accordance with the director independence standards of the New York Stock Exchange (“NYSE”) and the SEC. Only independent Directors serve as members of the Audit, Compensation and Nominating/Governance Committees.

Board Leadership Structure

Since 2001, the Company has separated the roles of Chief Executive Officer and Chairman. The Company believes that this strengthens the Company by allowing the Chief Executive Officer to focus on day-to-day management of the business and the Chairman to focus on leadership of the Board of Directors, issues of beer quality and innovation, and overall brand strategy and awareness. The Chairman continues to be active in the Company’s business, but with more focus in critical areas of the business and outreach, including participation in industry trade associations. Both the Chairman and the Chief Executive Officer participate fully in deliberations of the Board of Directors.

Executive Sessions of the Board

The independent Directors regularly meet in scheduled executive sessions without management. A portion of each executive session includes the Chairman and the one non-management Director who is not independent and another portion includes only the independent Directors. The Chair of the Board’s Nominating/Governance Committee leads these sessions and, at the conclusion of each executive session, he reports back to the Chairman and the Chief Executive Officer on the executive session discussions. The independent Directors met formally in executive sessions four times during the Company’s 2012 fiscal year.

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Board Risk Oversight

The Board as a whole has ultimate responsibility for risk oversight. It exercises this oversight function through its standing committees, each of which has primary risk oversight responsibility with respect to all matters within the scope of its responsibilities set forth in its charter. The Audit Committee discusses with management policies with respect to the Company’s risk assessment and risk management programs and processes.

Review of Related Party Transactions

Under our Code of Business Conduct and Ethics, our Officers, Directors and employees are required to report any proposed related party transactions to our Compliance Officer, who will bring them to the attention of the Audit Committee. Since the beginning of the last fiscal year, we have had no transactions with our Officers, Directors, their immediate family members or any stockholder owning 5% or more of our outstanding stock, nor do we currently have any proposed transactions, in which the Company is or was a participant and in which any such related person had or will have a direct or indirect material interest.

Board Meetings and Attendance

We believe that all members of the Board of Directors should attend and actively participate in meetings of the Board and of its Committees. Directors are also strongly encouraged to attend meetings of stockholders.

During the Company’s 2012 fiscal year, there were four regular meetings of the Board of Directors of the Company. Three of the four regular meetings were held at the Company’s principal offices in Boston, Massachusetts. One regular meeting was held at the Company’s brewery in Breinigsville, Pennsylvania, where the Directors had the opportunity to meet with senior site managers and tour the brewery facility. The Directors believe that it is important to visit and interact with employees to better understand the business opportunities and challenges.

All Directors attended the 2012 annual meeting of stockholders, which was held at the Company’s brewery in Boston, Massachusetts. At this meeting, the Directors had the opportunity to meet directly with several of the Company’s individual stockholders, many of whom have held stock since our initial public offering in 1995.

During the 2012 fiscal year, each of our Directors attended all of the meetings of the Board of Directors and all of the meetings of the committees on which the Director served.

Some questions were raised regarding Director attendance at meetings during 2011. To clarify the 2011 attendance record of our Directors, all of our Directors, except David A. Burwick, attended at least 75% of the meetings of the Board of Directors. In 2011, Mr. Burwick did not attend one regular meeting of the Board due to a serious medical condition of a member of his immediate family and was unable to attend two short special meetings of the Board that were called on short notice. In 2011, all of our Directors, including Mr. Burwick, attended at least 75% of the committee meetings on which they served. Viewing attendance in the aggregate, in fiscal year 2011 all of our Directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and of the committees on which they served.

Board Committee Structure

There are three standing committees of the Board of Directors, namely, the Audit Committee, the Compensation Committee and the Nominating/Governance Committee. Membership on these committees is limited to independent Directors. Membership on the Committees of the Board of Directors during 2012 was as follows:

Director	Audit	Compensation	Nom/Gov
David A. Burwick*		Chair	X
Pearson C. Cummin, III*	Chair	X
Cynthia A. Fisher
C. James Koch
Jay Margolis*		X	X
Martin F. Roper
Gregg A. Tanner*	X
Jean-Michel Valette*	X		Chair
* Independent Director

Ms. Fisher, Mr. Koch and Mr. Roper are not independent directors.

Each of the committees, which operate under a written charter adopted by the Board, reviews its charter annually and makes recommendations for revisions in the charter to the Board. In 2012, there were no changes to the charters of any of the Committees. The function of each Committee and attendance during 2012 are described below.

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Audit Committee

In accordance with its charter, the Audit Committee assists the Board in fulfilling its responsibility to oversee management’s conduct of the Company’s financial reporting process, including overseeing the financial reports and other financial information provided by the Company’s systems of internal accounting and financial controls and the annual independent audit of the Company’s financial statements. The Audit Committee appoints, evaluates and determines the compensation of the Company’s independent auditors; reviews and approves the scope of the annual audit of the Company’s financial statements and the fees for such audit; pre-approves all other audit and non-audit services provided to the Company by the Company’s independent auditors; reviews the Company’s disclosure controls and procedures, internal controls and corporate policies relating to financial information and earnings guidance; and reviews other risks that may have a significant impact on the Company’s financial statements. Each year, the Audit Committee reviews its charter and its performance and prepares the Audit Committee Report for inclusion in the annual proxy statement.

The Audit Committee is also responsible for the oversight of operational, governance and other risks that could adversely affect the Company’s business. To fulfill these oversight responsibilities, at each of its regular meetings, the Audit Committee meets with the Company’s Director of Risk Management and Review, who is also responsible for the internal audit function, and with representatives of the Company’s independent registered public accounting firm, and reviews and discusses potential material risks to the Company. Further, the Audit Committee asks for and receives regular updates on steps taken by management to address those risks. Areas of focus in 2012 included regulatory compliance, quality and safety issues, crisis management and employee engagement. The Audit Committee reports any risks that it believes could have a material adverse impact on the Company to the full Board of Directors. In February 2013, the Audit Committee invited the Company’s independent registered public accounting firm to meet with the full Board of Directors to give all members of the Board the opportunity to discuss any matters of concern.

The Board has determined that each member of the Audit Committee is an “audit committee financial expert” as defined under SEC rules. The Audit Committee met four times in 2012, with all members being in attendance and participating in each of those meetings. The Chairman, CEO and CFO attended each of the meetings, but recused themselves when the Audit Committee met in executive sessions with the Director of Risk Management and Review or with the Company’s independent registered public accountants.

The Audit Committee Report is included in the Audit Information section of this Proxy Statement.

Compensation Committee

The Compensation Committee discharges the Board’s responsibilities relating to compensation of the Company’s Officers and Directors, exercising overall responsibility for evaluating and approving compensation programs and policies of the Company relating to Officers and Directors. The Committee provides general oversight of the Company’s compensation structure, including the Company’s equity compensation plans; reviews and makes recommendations to the Board concerning policies or guidelines with respect to employment arrangements involving senior Executive Officers and Directors of the Company; reviews and approves corporate goals and objectives relevant to the compensation of the Chairman and CEO and other senior executives; evaluates the performance of the Chairman and the CEO and other senior executives in light of those goals and objectives; and sets the compensation level for the Chairman, the CEO and the senior executives of the Company. Members of the Compensation Committee perform an annual evaluation of the performance of the Chairman and the CEO, including obtaining feedback from other Executive Officers. The Compensation Committee also considers areas of risk that may arise from the Company’s compensation practices, not only relating to executives, but with respect to the Company as a whole. In carrying out its responsibilities, the Compensation Committee reports to the Board of Directors on a regular basis; reviews its own performance; reviews and reassesses the adequacy of its charter and recommends any proposed changes to the Board of Directors for its approval; and issues an annual report, including a discussion and analysis of executive compensation, for inclusion in the Company’s proxy statement.

In February 2013, the Compensation Committee considered and recommended to the Board the adoption of equity ownership guidelines for Directors and Executive Officers of the Company, which guidelines are more specifically discussed in the Compensation Discussion and Analysis section of this Proxy Statement. It also reviewed and supported the recommendation of the Nominating/Governance Committee regarding the adoption of a new, formal policy that bans hedging or pledging of Company stock by all Directors, Executive Officers and other employees who are privy to material non-public information. Both policies were unanimously adopted by the Board in February 2013.

The Compensation Committee met three times in 2012. All members of the Compensation Committee attended and participated in each of the meetings. The Chairman and CEO attended each of the meetings.

The Compensation Discussion and Analysis and the Report of the Compensation Committee are included in this Proxy Statement.

Nominating/Governance Committee

The Nominating/Governance Committee assists the Board by recommending to the Board nominees for election as Class A Directors, and nominees for each Board committee, evaluating the Board’s leadership structure, developing and recommending to the Board a set of corporate governance principles applicable to the Company, and overseeing an annual evaluation of the Board. In 2012, the Nominating/Governance Committee undertook a comprehensive review of the corporate governance guidelines recommended by certain proxy advisory firms and institutional investors to better understand the expectations of its investors. While the Committee believes that the Company operates under strong corporate governance principles, the Committee discussed and recommended to the full Board of Directors a policy that expressly bans hedging or pledging of Company stock by all Directors, Executive Officers and other employees who are privy to material non-public information. This policy was unanimously adopted by the Board at its meeting in February 2013. In addition, the Nominating/Governance Committee joined the Compensation Committee in recommending equity ownership guidelines for Directors and Executive Officers of the Company, which guidelines are more specifically discussed in the Compensation Discussion and Analysis section of this Proxy Statement. As noted above, these guidelines were unanimously adopted by the Board in February 2013.

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The Nominating/Governance Committee, acting independently and with the sole Class B stockholder, who, under the Company’s Articles of Organization, elects the majority of the Board, periodically assesses the size and composition of the Board, including the existing experience, qualifications, attributes and skills represented by the current Board members and those that could enhance the overall breadth and strength of the Board; and reviews director independence and any potential conflicts of interest. Members of the Committee also review and discuss the analysis of the Company’s corporate governance standards by proxy advisory firms, consider votes cast by stockholders and review communications with stockholders in order to ensure the adequacy of our corporate governance practices and policies and to make recommendations to management and/or the Board of Directors for improvements. Each year, the Nominating/Governance Committee formally reviews its charter and its performance as well as the adequacy of the Company’s corporate governance guidelines, recommending any necessary changes to the full Board for approval.

The Chairman of the Nominating/Governance Committee receives communications directed to non-management Directors and chairs the executive sessions of the Board of Directors at each meeting, reporting back to the Board and to senior management, as appropriate.

The Nominating/ Governance Committee met three times in 2012, with all members attending and participating in each of the meetings.

Consideration of Nominees for Director

Identifying and Evaluating Nominees for the Board of Directors

The Nominating/Governance Committee employs a variety of methods for identifying and evaluating nominees for Director. The Committee identifies those attributes, qualifications, skills and experience that committee members believe should be reflected on the Board as a whole. Then, the Committee reviews the characteristics of the then current Board and seeks to identify any particular perceived weakness or imbalance. In doing so, the Nominating/Governance Committee takes into consideration the results of the annual self-assessments performed by the Board and each of the standing committees and seeks input from the Board. The Committee also meets with the sole Class B stockholder, who, under the Company’s Articles of Organization, elects a majority of the Board.

The Nominating/Governance Committee has discussed the issue of term limits and does not believe that limits on the number of terms that may be served by a member of the Board should be established. In reaching this conclusion, the Nominating/Governance Committee has weighed, among other factors, the desirability of bringing “new blood” to the Board versus the disadvantage of losing valuable contributions by Directors who have, over a period of time, developed great depth of knowledge concerning the Company and its operations, with the result that they provide an increasing contribution as a whole. The Nominating/Governance Committee believes that the Board’s annual self-evaluation serves as an appropriate alternative to term limits.

While the Board does not have a formal diversity policy, the Nominating/Governance Committee’s assessment of Board development issues takes into account matters of experience, judgment, age and diversity in all aspects of business relevant to the Company’s affairs, all in the context of the perceived needs of the Board at that time. Most recently, the Nominating/Governance Committee simultaneously worked with the sole holder of the Company’s Class B Common Stock to assess the candidacy of Cynthia A. Fisher and believes that her significant entrepreneurial experience will broaden the Board’s overall business perspective and diversity.

Candidates may come to the attention of the Nominating/Governance Committee through a number of sources, including current Board members, professional search firms, stockholders or other persons. Candidates are evaluated at regular or special meetings of the Nominating/Governance Committee and may be considered at any point during the year. In making their evaluation, members of the Nominating/Governance Committee include a review of a candidate’s directorships in other public companies, as well as involvement in any regulatory or legal proceedings, or any sanctions or orders imposed by any self-regulatory organization.

Stockholder Nominees

The policy of the Nominating/Governance Committee is to consider properly submitted stockholder nominations for candidates for membership on the Board as described above under “Identifying and Evaluating Nominees for the Board of Directors.” The same process is used for evaluating a director candidate submitted by a stockholder as is used in the case of any other potential nominee. Any stockholder nominations proposed for consideration by the Nominating/Governance Committee should include the nominee’s name and qualifications for Board membership and should be addressed to:

Chair, Nominating/Governance Committee

The Boston Beer Company, Inc.

One Design Center Place, Suite 850

Boston, MA 02210

If the Company receives a communication from a stockholder nominating a candidate that is not submitted as described above, it will forward such communication to the Chair of the Nominating/Governance Committee.

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Response to 2012 Annual Meeting and Stockholder Feedback

In 2012, all of the Company’s directors were elected by a plurality of votes cast. However, as reported in our Form 8-K dated May 25, 2012, Mr. Cummin received a favorable vote from less than a majority of the votes cast and Messrs. Burwick and Valette received only 62.1% and 51.3% favorable votes, respectively. This stands in contrast to results of the 2011 Annual Meeting of Stockholders where each of these three directors received favorable votes from more than 72% of the votes cast. While the Company does not require a director to submit a resignation for failure to receive a majority of votes cast in favor of his or her election, the Nominating/Governance Committee sought to better understand the reasons for the elevated level of withholds by carefully reviewing the proxy voting recommendations made by the two most widely followed proxy advisory firms and engaging in discussions with a number of the Company’s largest stockholders. One proxy advisory firm issued a withhold recommendation against all three nominees for Class A Director due to its interpretation of the disclosure in the 2012 Proxy Statement regarding attendance of board members at the Board and committee meetings in fiscal year 2011. The other proxy advisory firm issued a withhold recommendation solely against Mr. Cummin, citing in particular his role as Chair of the Audit Committee and the absence of an opportunity for stockholders to ratify the selection of our auditors, as well as concerns regarding the amount of non-audit related fees paid to our auditors in 2011. The Nominating/Governance Committee believes that the cumulative effect of the withhold recommendations disproportionately and unfairly affected the stockholder voting for Mr. Cummin, especially in light of the fact that Mr. Cummin attended 100% of the 2011 Board meetings and meetings of the committees on which he sits and in light of the fact that under the Company’s Articles of Organization the right to approve the Audit Committee’s selection of auditors rests with the holder of Class B Common Stock, not the holders of Class A Common Stock. Further, the Committee noted that the non-audit related fees paid to our auditors in 2012 had returned to a significantly lower level.

As part of this review, we engaged in discussions with a number of our largest stockholders who withheld votes on one or more of our director nominees with the goals of (i) understanding why the institutions withheld voting authority at the 2012 Annual Meeting; (ii) clarifying any questions they had; and (iii) working to gain their support in the future. We found the dialogue with investors to be constructive and their feedback valuable. After taking into account the rationale for the proxy advisory firm recommendations, the feedback received by investors and contributions made by Mr. Cummin to the Board, the Nominating/Governance Committee felt confident that the Board and stockholders would benefit by retaining Mr. Cummin on the Board. The Nominating/Governance Committee thus recommended and the Board unanimously endorsed the recommendation that Mr. Cummin be nominated to serve as a member of the Board.

Further, we have made an effort to improve communication regarding our disclosures in this Proxy Statement and have strengthened our corporate governance through the adoption of additional policies and procedures. For example, this year the Board of Directors determined to require the formal ratification by the Class B Stockholder of the selection of auditors at the annual meeting of stockholders. The Board has also adopted policies banning hedging or pledging Company stock and establishing equity retention guidelines for Executive Officers and Directors, each of which is discussed elsewhere in this Proxy Statement.

Communications with the Board

Stockholders and other interested parties may communicate with the Board of Directors or any individual Director by submitting an email to the Company’s Board at bod@bostonbeer.com. All Directors have access to this email address. Communications that are intended specifically for non-management Directors should be sent to the email address above to the attention of the Chairman of the Nominating/Governance Committee.

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DIRECTOR COMPENSATION

Compensation Summary

After a review of the compensation paid to non-management Directors, the Board of Directors, acting on the recommendation of the Compensation Committee, adopted a new compensation schedule for non-management Directors, effective as of the 2012 Annual Meeting. This schedule was approved by the sole holder of Boston Beer’s outstanding Class B Common Stock. The Board of Directors anticipates reviewing the compensation paid to non-management Directors biannually, with the next review to be completed in advance of the 2014 Annual Meeting. A summary of the elements of compensation for non-management Directors is set forth below:

Applies to	Payment For	Compensation		Payable(1)
All Non-Management Directors	One-time Award	Option for shares of Class A Common Stock valued at $115,000 as of the date of grant	(2)(3)	Upon first-time election to the Board
All Non-Management Directors	Annual Award	Option for shares of Class A Common Stock valued at $115,000 as of the date of grant	(2)(3)	Upon each election to the Board
All Non-Management Directors	Annual Retainer	$12,500		Upon election to the Board
Chair, Audit Committee	Annual Retainer	$13,000		Upon appointment
Chair, Compensation Committee	Annual Retainer	$6,000		Upon appointment
Chair, Nominating/ Governance Committee	Annual Retainer	$4,500		Upon appointment
Members of Audit Committee (other than Chair)	Annual Retainer	$10,000		Upon appointment to the Audit Committee
Members of Other Standing Committees (other than Chair)	Annual Retainer	$2,000		Upon appointment to a standing committee other than the Audit Committee
All Non-Management Directors	Attendance at Regular Board Meeting in person	$4,000		After attendance at the meeting
All Non-Management Directors	Attendance at Regular Board Meeting by telephone	$2,000		After attendance at the meeting
All Non-Management Directors	Attendance at Special Board Meetings by telephone	$1,000		After attendance at the meeting
All Committee Members	Attendance at Committee Meeting in person	$1,000		After attendance at the meeting
All Committee Members	Attendance at Committee Meeting by telephone	$750		After attendance at the meeting

(1)

All retainers and the annual option grant are pro-rated if the non-management Director is appointed after the annual meeting of stockholders.

(2)

All options to non-management Directors are granted under our Non-Employee Director Stock Option Plan, as amended and restated (the “Director Option Plan”). As provided in the Director Option Plan, options carry an exercise price equal to the fair market value of the underlying shares on the date of grant, are immediately fully vested and expire ten (10) years after the date of grant or three (3) years after the grantee ceases to be a Director of the Company, whichever occurs sooner. The number of shares of Class A Common Stock registered under the Plan is 550,000 shares, with 125,133 remaining shares available for issuance as of December 29, 2012.

(3)

The number of shares of Class A Common Stock granted under the option was the greatest number of whole shares with a value of $115,000 as computed using the binomial option-pricing model and the average of the high and low price on the date of grant as the fair market value of the underlying shares.

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Director Compensation for Fiscal Year 2012

The following table sets forth certain information concerning the compensation of all Directors who are not Named Executive Officers of the Company for the Company’s fiscal year ended December 29, 2012. Information regarding the compensation of our Directors who also served as Named Executive Officers may be found in the Compensation Discussion and Analysis and Executive Compensation sections of this Proxy Statement.

Name	Fees Earned or Paid in Cash ($)		Option Awards ($)(1)(2)		All Other Compensation ($)	Total ($)
David A. Burwick	$42,500		$116,699		$0	$159,199
Pearson C. Cummin, III	$49,750	(3)	$116,699		$0	$166,449
Cynthia A. Fisher	$24,500		$233,398	(4)	$0	$257,898
Jay Margolis	$38,500		$116,699		$0	$155,199
Gregg A. Tanner	$41,750	(3)	$116,699		$0	$158,449
Jean-Michel Valette	$49,250	(3)	$116,699		$0	$165,949

(1)

Reflects the dollar amount of the aggregate grant date fair value of awards granted during the fiscal year ended December 29, 2012 as computed in accordance with Accounting Standards Codification 718, Compensation-Stock Compensation (“ASC 718”). The methods and assumptions used in valuing the stock option awards in accordance with ASC 718 are described in Notes B and N to the Company’s audited financial Statements for the fiscal year ended December 29, 2012 included in the Company’s Annual Report on Form 10-K filed with the SEC on February 20, 2013. Included in the assumptions used is the closing price on the date of the grant as the fair market value of the underlying shares.

(2)

On May 23, 2012, each Director was granted an option under the Director Option Plan to purchase 2,481 shares of the Company’s Class A common Stock at an exercise price of $104.675, the average of the high and low price of such stock on the date of grant. All options are fully vested as of the date of grant. As of December 29, 2012, the aggregate number of shares subject to stock options held by Directors who are not Named Executive Officers is shown below:

Name	Number of Option Shares
David A. Burwick	43,481
Pearson C. Cummin, III	27,481
Cynthia A. Fisher	4,962
Jay Margolis	22,481
Gregg A. Tanner	30,481
Jean-Michel Valette	22,481

(3)

Includes payment of $2,250 earned in 2012 for three telephonic Audit Committee meetings, which was paid in January 2013.

(4)

In addition to receiving an annual option award, Cynthia A. Fisher was granted a one-time award upon her first-time election to the Board on May 23, 2012, for 2,481 shares of Class A Common Stock at an exercise price of $104.675, the average of the high and low price of such stock on the date of grant. This option is fully vested as of the date of grant.

EXECUTIVE OFFICERS

Information about our Executive Officers is set forth below. Our Executive Officers are elected annually by the Board of Directors, or upon joining Boston Beer at others times during the year, and hold office until their successors are elected and qualified, or until their earlier removal or resignation.

C. James Koch, 63, currently serves as our Chairman. Mr. Koch founded Boston Beer in 1984 and was the Chief Executive Officer from that time until January 2001.

Martin F. Roper, 50, was appointed Boston Beer’s Chief Executive Officer in January 2001, and has been President of Boston Beer since December 1999, after having served as our Chief Operating Officer since April 1997. He joined the Company as Vice President of Manufacturing and Business Development in September 1994.

William F. Urich, 56, was appointed Chief Financial Officer and Treasurer of Boston Beer in September 2003. Prior to joining Boston Beer, Mr. Urich had been the Chief Financial Officer of Acirca, Inc., a producer of organic foods and beverages, from 2001 to 2003. From 1998 to 2000, Mr. Urich served as Vice President Finance and Business Development for United Distillers & Vintners, a subsidiary of Diageo, PLC, and from 1995 to 1998 as its Vice President Finance and Treasurer.

John C. Geist, 53, was appointed Boston Beer’s Vice President of Sales in February 2007, after serving as our National Sales Manager since December 1998. Mr. Geist joined the Company in 1997 from a large alcohol beverage distributor where he had been a sales manager.

David L. Grinnell, 55, was appointed Boston Beer’s Vice President of Brewing effective January 2008, after serving as the Company’s Director of Quality and Brewing since 2001. Mr. Grinnell joined Boston Beer in 1988 from New Amsterdam Brewing Company, where he was a founding member.

Thomas W. Lance, 59, joined Boston Beer as Vice President of Operations in January 2007. Prior to joining the Company, Mr. Lance had served as Executive Vice President of Ken’s Foods, Inc., a food product manufacturer located in Marlborough, MA, from January 2001 to January 2007. Prior to joining Ken’s Foods, Mr. Lance held a number of positions in operations with Bausch and Lomb, a manufacturer of vision care products located in Rochester, NY.

Ai-Li Lim, 43, is our Vice President of Human Resources. Prior to joining Boston Beer in February 2012, Ms. Lim had served as Senior Director of Human Resources at Vistaprint USA, Inc., an online provider of marketing products and services located in Lexington, MA, for over three years. She served as Director of Management Effectiveness at Fidelity Human Resources Service at FMR LLC, part of the Fidelity group of companies, from 2007 to 2008. Before that, Ms. Lim worked for Monitor Group, a consulting firm, for 13 years, serving during the last three years there as Global Human Asset Manager. The Monitor Group is now part of Deloitte Touche Tohmatsu Ltd.

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Robert P. Pagano, 62, joined Boston Beer in February 2011 as Vice President of Brand Development. Mr. Pagano had previously served as Managing Director of the brand strategy firm Red Sky Insights, LLC, located in Sudbury, Massachusetts and New York, New York. From 2000-2006, he served as a partner of Monitor Group. In 1986, Mr. Pagano cofounded the advertising firm, Pagano Schenck & Kay, Inc. In 1997, he sold his interest in the agency to become Senior Vice President and Group Account Director at Mullen Advertising, where he served until 2000.

Kathleen H. Wade, 63, joined Boston Beer in 1999 as Corporate Legal Director and Corporate Secretary. She became Secretary of the Company in 2010 and was appointed Vice President-Legal and Corporate Secretary in March 2012.

COMPENSATION DISCUSSION AND ANALYSIS

In this section of the Proxy Statement, we will describe the important components of our executive compensation program for our Chief Executive Officer, Chairman, and each of our three other most highly compensated Executive Officers (collectively, the “Named Executive Officers”). Our Named Executive Officers in 2012 were:

•

Martin F. Roper, President and Chief Executive Officer

•

C. James Koch, Chairman

•

William F. Urich, Treasurer and Chief Financial Officer

•

John C. Geist, Vice President of Sales

•

Thomas W. Lance, Vice President of Operations

This section of the Proxy Statement also provides an overview of our executive compensation philosophy and program and explains how and why the Compensation Committee determined the specific compensation policies and decisions involving the Named Executive Officers.

Executive Summary

The key objectives of our executive compensation programs are to attract, motivate and retain executives who drive the Company’s success.

2012 Business Highlights

The Company’s business goal is to become the leading brewer in the “better beer” category by creating and offering high quality full-flavored beers. With the support of a large, well-trained sales organization and world-class brewers, the Company strives to achieve this goal by brewing great products, and increasing brand availability and awareness through distribution, advertising, point-of-sale, promotional programs and drinker education. In late 2011, the Board of Directors and Executive Officers established several strategic and financial goals designed to increase sales and profitability, aggressively manage price and costs to achieve delivered gross margin and earnings goals, invest in our supply chain to meet demand and deliver great beer at competitive economics and build an organization capable of driving growth and operating our breweries safely, while improving operational efficiencies, optimizing costs and reducing risk.

To that end, in 2012 our significant accomplishments included:

•

Net revenue of $580.2 million, an increase of $67.2 million, or 13%, compared to 2011

•

Earnings per diluted share of $4.39, a decrease of $0.42 compared to 2011 earnings per diluted share, primarily due to the favorable impact in 2011 of a settlement of $0.92 per diluted share and a favorable tax settlement of $0.16 per diluted share

•

Depletions (sales by our wholesalers to retailers) growth of 12%

•

Shipments (our sales to our wholesalers) growth of 10%

•

Cash and cash equivalents on hand as of December 29, 2012 of $74.5 million

•

Strengthened organizational capability to support the growth and complexity of our business

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Alignment of Company Performance with Named Executive Officer Compensation

We have three elements of total direct compensation: salary, annual cash incentives and equity-based incentives (options). As a result of the significant equity grant made to the CEO in 2008, he received no equity compensation in 2012. As shown in the chart below, only 41% of the CEO’s potential total direct compensation was salary in 2012, while the balance of his potential cash compensation was performance-based. Similarly, in 2012, approximately 52% of the other Named Executive Officers’ direct compensation (in the aggregate) was salary, with the balance being performance-based.

Further, the CEO’s compensation over the last four fiscal years is aligned with the Company’s performance, as shown in the below chart:

Note: 2011 and 2012 EPS growth shown above is calculated based on adjusted EPS of $3.73 for 2011, which excludes the favorable impact of settlements of $1.08 per diluted share in 2011, compared to reported unadjusted EPS of $4.81 for 2011.

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Compensation Philosophy and Objectives

Our executive compensation program is designed to attract, motivate, reward and retain highly competent executives, with a focus on pay for performance through bonuses linked to Company and individual performance and equity awards with performance-based vesting linked to depletions (sales) growth. Overall, we believe that we should provide competitive pay to our executives and align compensation with achieving our strategy and goals and delivering strong Company performance, both in terms of depletions (sales) growth and long-term stockholder value. Our compensation philosophy is to provide employees with a distinctive overall compensation package under which strong performers have the opportunity to earn competitive compensation over the long term through a combination of base salary, cash incentives and equity awards. These programs are designed to:

•

provide executives with competitive cash and stock compensation with a significant portion of total compensation contingent on individual and Company performance, as well as the creation of stockholder value;

•

provide higher compensation to high-value contributors and high performers in the most critical areas of the Company’s business; and

•

encourage executives to act as owners with an equity stake in the Company, while reducing risk from its compensation practices that would be reasonably likely to have a material adverse effect on the Company by basing variable compensation on a range of performance criteria that have a mix of short-term and long-term implications.

In keeping with these objectives, the structure of our executive compensation program is described below:

Base Salary

Base salaries are designed to provide a fixed level of competitive income that reflects the individual’s level and scope of responsibility and level of performance.

Cash Incentive Bonus (Short-Term Incentive)

Cash incentive bonuses are designed to motivate, focus and reward achievements based on specific individual and Company-wide performance goals approved annually by the Compensation Committee.

Equity Incentive Awards (Long-term Incentive)

Equity incentive awards are designed to provide an incentive for delivering long-term stockholder value, to align interests of our Executive Officers with the interests of our stockholders, and to retain executives. Equity incentive awards are primarily in the form of stock option grants, which vest over a number of years, and typically have a term of 10 years. Most of the options granted in prior years provided that vesting would be contingent on meeting certain initial performance standards and once the number of shares that was eligible to vest was determined, the eligible shares vested over the 5-year period, commencing on the date of grant. On occasion, options with time-based vesting have been granted to Executive Officers and senior managers, with vesting delayed for a number of years as an incentive to remain with the Company. In addition, some executives receive restricted stock awards that typically vest over a 5-year period. Further, employees of the Company who have been employed for at least one year, including Executive Officers other than the Chairman and CEO, are eligible to participate in the Company’s Investment Share program, where our stock can be purchased at a discount, encouraging equity ownership in the Company.

Role of the Compensation Committee

The Compensation Committee has overall responsibility for evaluating and approving compensation programs and policies of the Company relating to Officers and Directors, as well as the Company’s Employee Equity Incentive Plan that applies to all employees of the Company. This includes reviewing the competitiveness of executive compensation programs, evaluating the performance of our Executive Officers and approving their annual compensation and equity awards. The Committee reviews and approves corporate goals and objectives relevant to the compensation of the Chairman, the CEO and other senior Executive Officers of the Company; evaluates their performance in light of those goals and objectives; and sets the compensation level of the Chairman, the CEO and senior Executive Officers based on this evaluation.

In discharging its responsibilities, the Compensation Committee endeavors to develop compensation structures for individual Executive Officers that reflect the responsibilities of their respective positions and are appropriate in light of market compensation levels for executives with comparable responsibilities, reflect past achievements with the Company and the compensation awarded to them in the past, and provide financial incentives for superior performance in meeting the challenges facing the Company.

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Components of Executive Compensation and Determination of Compensation Mix

Total potential compensation of our executives is substantially weighted towards performance-based compensation. Salary typically constitutes between 40% to 70% of the total compensation of our Executive Officers, with the balance being a mix of cash incentive bonuses and equity incentive awards. However, in 2008, the CEO was granted a significant time-based option that requires stock price appreciation in excess of the general market indices, with vesting beginning 2014, and, consequently, no options have been granted to him in subsequent years. Similarly, in 2011 three executives were awarded time-based options in amounts much larger than usual, but with the expectation that options would not be granted in the immediate future years, so the relationship of salary to total compensation for those Executive Officers in 2011 and 2012 is skewed and not representative of the relationship of annual salary to total compensation over the longer term. For other executives and senior managers of the Company, the proportion of compensation provided by equity and the proportion of variable, performance-based compensation increases with the individual’s level of responsibility and ability to have an impact on the value of the Company’s business.

Base Salary

Base salaries are determined by a variety of factors, including the executive’s scope of responsibilities and tenure and a comparison of salaries paid to peers within the Company and to those with similar roles at other companies. Base salaries are set at levels that allow us to attract and retain superior managers and that will enable the Company to deliver on its business goals. Base salaries are reviewed annually and may be adjusted after considering the above factors.

The CEO makes recommendations to the Compensation Committee for base salaries of each Executive Officer, excluding the Chairman and the CEO, and the Chairman also makes a recommendation to the Compensation Committee for the base salary of the CEO. When setting the base salaries of each of these Executive Officers, the Compensation Committee, while considering the recommendations of the CEO and the Chairman, makes the final determination based on the factors listed above and its assessment of each Executive Officer’s performance during the previous year.

Cash Incentive Bonus

Executives have the opportunity to earn a cash incentive bonus tied to a percentage of their respective base salaries. Criteria for these cash incentive bonuses include a combination of qualitative and quantitative performance goals established each year for each executive. These goals vary for each executive based on his or her responsibilities and role within the Company and may include financial or strategic measures, including, among others, sales, profitability, brand health, quality, cost reductions, developing organizational capabilities and other strategic initiatives. The goals are intended to require performance that, if achieved, will result in matching or exceeding the Company’s business and financial plans for the fiscal year in question, as well as impact the long-term growth and viability of the Company. Individual bonus awards reflect the individual’s achievement of his or her performance goals for the year, as well as the overall performance of the Company.

As with base salary, the CEO makes recommendations to the Compensation Committee for Company-wide performance goals, the bonus opportunities tied to these goals and the weighting of these goals for each Executive Officer, including those of the CEO and Chairman. The CEO also provides the Compensation Committee with his assessment of the performance of each executive against his or her bonus goals and proposed bonus payout. When determining the bonus structure and goals and the bonus payout for Executive Officers, the Compensation Committee, while considering the recommendations of the CEO, makes the final determination based on the above factors, each Executive Officer’s performance and that of the department that he or she led during the year relative to the performance-based goals. On occasion, additional bonuses exceeding those otherwise payable under the bonus and goal structure have been given to Executive Officers by the Compensation Committee in recognition of exceptional performance.

Equity Incentive Awards and Investment Share Program

Discretionary Stock Options

Under our Employee Equity Incentive Plan (the “EEIP”), employees are eligible to receive stock option grants. While generally granted on an annual basis, all option grants are discretionary and may be granted by the Board, upon the recommendation of the Compensation Committee, at any time. For example, although infrequent, options may be granted at other times during the year under certain circumstances, such as the hiring of a new Executive Officer, as a part of a performance review, or in connection with a promotion or mid-year compensation adjustment. Such options may have vesting and performance criteria that differ from the annual grants.

Historically, most of the options granted by the Company vest over a 5-year period, at the rate of 20% each year, conditioned on continued employment with the Company, and have a term of 10 years. In recent years, options have been granted only to Executive Officers and certain senior managers of the Company and, in most cases, vesting has also been contingent on the Company achieving certain performance criteria in the fiscal year immediately following the date of grant. By way of illustration, the number of shares, if any, as to which a performance-based option may subsequently become exercisable as a result of the tenure-based conditions is dependent upon the Company’s performance measured against a benchmark set by the Board of Directors on the recommendation of the Compensation Committee. The performance-based options frequently have two tiers of criteria and provide that, in the event the criteria in either tier or both tiers are not met, the option lapses as to a portion or all of the shares that would have vested had the performance criteria been satisfied. The Compensation Committee believes that stock option grants are an effective way to reward executives and senior managers and align their interests with the interests of the Company’s stockholders, as they provide significant equity compensation only if the value of the Company’s stock increases. In addition, through the use of performance-based vesting, the Committee endeavors to assure that receipt of significant equity-based compensation requires that the Company’s performance exceeds appropriate benchmarks. Through the use of vesting over a number of years, the Committee endeavors to create an incentive for retention of the executives and to align their rewards with the interests of stockholders. As noted above, the Compensation Committee has also, on occasion, granted time-based vesting options to certain executives with delayed vesting to encourage retention or to provide the appropriate incentives for new employees.

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In October of each year, the CEO makes preliminary recommendations to the Compensation Committee for stock option grants to Executive Officers and senior managers, taking into account his assessment of each executive’s expected future contributions to the Company, as well as past performance. The CEO also makes recommendations as to the criteria to be met for performance-based options to vest. In December, the CEO makes his final recommendations and the Compensation Committee makes its recommendation to the Board of Directors, which may or may not vary from that of the CEO. The full Board of Directors then makes the final determination with respect to all discretionary stock option grants, with grants effective January 1st of the following year and priced at the fair market value as of January 1st. When determining the number of shares to be subject to a stock option grant and the vesting criteria for Executive Officers, the Compensation Committee, while considering the recommendations of the CEO, makes its determination based on the various factors mentioned above. On occasion, options are granted at other times of the year and vesting is contingent on other specific targets relative to the Executive Officer’s or manager’s areas of responsibility within the Company. Vesting may also be time-based to encourage long-term retention.

In 2012, the Board of Directors, upon the recommendation of the Compensation Committee, granted a variety of options. The Chairman and two Executive Officers were granted performance-based contingent-vesting options for a total of 11,100 shares. In addition, a time-based vesting option for 24,000 shares was granted upon the hiring of a new Executive Officer in 2012, with a three-year vesting schedule beginning three years after the date of grant, and a time-based option for 7,500 shares was granted to a senior manager in 2012, with a 5-year vesting schedule beginning five years after the grant.

Restricted Stock Awards

As with discretionary options, restricted stock awards are generally granted on an annual basis on January 1st. These shares of restricted stock vest over a 5-year period, at the rate of 20% per year. Vesting is generally tied only to continued employment and not to any performance criteria. The Company does not grant restricted stock awards to its Named Executive Officers and most of the other executives, as the Company currently believes that their equity compensation should be more closely tied to the future performance of the Company through stock options as described above and should not have value if the share price decreases. Restricted stock awards are generally granted to senior managers and key employees of the Company. Restricted stock has value even if the share price decreases after the date of the award, and, therefore, is a more effective retention tool for these employees.

As with options, initially in October and then in December, the CEO makes recommendations to the Compensation Committee for restricted stock awards to senior managers and key employees, along with his assessment of the employees’ past performance and expected future contributions to the Company. When determining the number of shares to be subject to a restricted stock award, the Compensation Committee, while taking into consideration the recommendations of the CEO, makes its own determination based on the various factors mentioned above. The Compensation Committee then makes its recommendation to the Board of Directors and the Board makes the final determination of all restricted stock awards. As with stock options, restricted stock awards generally are effective January 1st of the following year and are valued at fair market value as of January 1st. On January 1, 2012, awards of an aggregate of 15,366 shares of restricted stock were made to two Executive Officers and to various senior managers and key employees of the Company. In addition, 1,009 shares of restricted stock with a three-year vesting schedule beginning one year after the date of grant were awarded to a new Executive Officer upon joining the Company in 2012.

Investment Shares

Also under the EEIP, employees who have been employed by the Company for at least one year may purchase such number of shares of the Company’s Class A Common Stock (“Investment Shares”) as have a value, as determined pursuant to the EEIP, no greater than 10% of their annual base salary and bonus received in the immediately preceding year, up to a maximum investment of $17,500. After two full years of service, Investment Shares may be purchased at a discount. The amount of the discount is tied to years of service and the maximum discount is 40% after four full years of service. Eligible employees have the opportunity to purchase Investment Shares in January each year, with the purchase price based on the fair market value of the shares at January 1st. Investment Shares vest at the rate of 20% per year over the 5-year period commencing on the effective date of purchase, contingent solely on continued employment with the Company. The Chairman and the CEO of the Company are precluded from participation in the Investment Share program. Other Executive Officers continue to be able to participate in the program. In 2012, employees purchased a total of 13,360 shares under the Investment Share program, of which 804 shares were purchased by Named Executive Officers.

Executive Benefits

In 2012, the Company’s executives were eligible for the same level and offering of benefits, including the Company’s 401(k) plan and welfare benefit programs, as were made available to other employees. The Company provides no additional benefits to its executives.

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How Executive Pay Levels are Determined

The Compensation Committee considers a number of factors in determining executive compensation, including, but not limited to, individual performance, responsibility level and role within the Company, tenure and a comparison of salaries paid to peers within the Company and to those with similar roles at other companies. The Compensation Committee has the authority to select, retain and compensate executive compensation consultants and other experts as it determines necessary to carry out its responsibilities.

As one element in its assessment of the competitiveness of executive compensation packages established for fiscal year 2012, the Compensation Committee applied knowledge gained through an executive compensation competitive assessment relating to certain selected Executive Officers prepared by Pearl Meyer & Partners, a nationally-recognized executive compensation consulting firm, in September 2010. For the 2010 study, two data sources were used — a peer group consisting of 20 publicly-traded companies with industry/product similarity as compared to the Company (“Peer Group”) and a survey group consisting of data collected from three survey sources employing the appropriate revenue and executive role perspectives (“Survey”).

The Peer Group for the 2010 assessment included the following companies:

Callaway Golf Co.	J&J Snack Foods Corp.	Smart Balance Inc.
Diamond Food Inc.	J Crew Group Inc.	Smith & Wesson Holding
Elizabeth Arden Inc.	K-Swiss Inc.	Tootsie Roll Industries
Green Mountain Coffee Roasters	Madden Steven Ltd.	True Religion Apparel
Gymboree Corp.	Movado Group, Inc.	Under Armour Inc.
Hain Celestial Group	National Beverage	WD-40 Co.
Hansen Natural Corp.	Peet’s Coffee & Tea Inc.

The information learned from the 2010 competitive assessment helped the Compensation Committee better understand market practices, and provided perspective for the Committee’s determinations regarding Named Executive Officer compensation packages in 2012. While competitive market practices are considered, the Committee believes that performance, the impact of the role and function within the Company and the individual’s contribution to the Company’s growth are more important drivers of total compensation decisions than comparisons against the Peer Group.

The Compensation Committee uses tally sheets that ascribe dollar amounts to the components of Executive Officer compensation, including salary, bonus and equity grants. It also tabulates gains made by the Executive Officers through the exercise of options, unrealized gains in vested options and potential gains from unvested options at current market prices.

Each year, the Compensation Committee, taking into consideration the recommendations of the CEO and the Chairman, determines the appropriate level of equity compensation for each executive. The Company emphasizes differentiation in executive compensation, with greatest emphasis on performers and individuals who impact significantly, or who have the potential to impact significantly, the Company’s business.

Based upon an overall review of equity compensation in the prior year and a prior survey of Executive Officers and senior managers regarding their preference in type of equity compensation, the Company’s compensation and retention strategy in 2012 included the use of stock options and restricted stock awards, as well as the continued availability of Investment Shares for purchase by all eligible employees (except the CEO and Chairman). The level of usage of discretionary options and restricted stock awards was determined based on factors such as individual performance and contribution to the Company’s performance, the desired mix of cash and equity pay for different individuals, and, to a limited extent, the compensation levels at comparable companies identified in the 2010 survey.

In 2012, of the total compensation paid to the Company’s Named Executive Officers other than the CEO and Chairman, salary constituted 46% to 67%, bonuses (based on 2011 performance) constituted 23% to 34%, and equity compensation, all of which was in the form of stock options, constituted 0% to 30%.

Additional Compensation Policies and Practices

Executive Compensation Recovery Policy

The Compensation Committee has adopted an executive compensation recovery policy which applies to Executive Officers and the corporate controller. Under this policy, the Company may recover incentive income that was based on achievement of quantitative performance targets, if an Executive Officer engaged in intentional misconduct that resulted in an increase in his or her incentive income. Incentive income includes income related to annual bonuses, discretionary options and restricted stock awards.

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Stock Ownership and Retention Guidelines for Executive Officers and Non-Management Directors

To foster a culture of ownership and further align the long-term interests of the executives and Directors with those of stockholders, in February 2013, the Board of Directors, upon the recommendation of both the Compensation Committee and the Nominating/Governance Committee, adopted guidelines setting target stock ownership of six times annual cash salary for the Chairman and CEO and of six times annual cash compensation for the non-management Directors.

Because target ownership for the Chairman has already been met through his ownership of Class B shares, the following additional requirements will apply for all new equity grants after February 7, 2013: (i) retention of 75% of net shares on exercise of options for six months after exercise, and (ii) retention of 50% of net shares on exercise of options for one year after exercise.

The CEO and the non-management Directors have an indefinite period in which to achieve the target ownership, but for all new equity grants received after February 7, 2013, they must retain 100% of net shares until the target has been achieved, and if not achieved within five years, they must retain 75% of net shares on any equity granted prior to February 7, 2013 and exercised or vested after February 7, 2018. After their respective targets have been achieved, the same retention requirements as apply to the Chairman shall apply to the CEO and the non-management Directors for all new equity grants after February 7, 2013.

For the purposes of these guidelines, “net shares” means shares acquired by an individual upon the exercise of an option or the vesting of a restricted stock grant or purchase, after the payment of the exercise price for exercising the option and all taxes payable as a result of the exercise or vesting, assuming that the individual’s liability for the exercise price and taxes is met through the delivery of shares.

The guidelines also provide for future equity ownership guidelines for other Executive Officers as may be determined by the Compensation Committee. Ownership requirements for employees lapse on (i) the first anniversary of the voluntary termination of employment or of the termination of employment by the Company for cause or (ii) the involuntary termination of employment other than for cause, his or her death, or, for individuals other than Jim Koch, a change in the ownership of the Company’s Class B Common Stock, such that Mr. Koch or members of his immediate family no longer beneficially own a majority of the outstanding Class B Common Stock, whichever first occurs.

Ownership requirements for each non-management Director lapse on (i) the first anniversary of the voluntary resignation of the Director from the Board or his or her removal from the Board for cause or (ii) the involuntary resignation or removal of the Director from the Board other than for cause, his or her death, or a change in the ownership of the Company’s Class B Common Stock, such that Jim Koch or members of his immediate family no longer beneficially own a majority of the outstanding Class B Common Stock, whichever first occurs.

Tax Deductibility under Section 162(m)

Section 162(m) of the U.S. Internal Revenue Code limits the tax deductibility by a corporation of compensation in excess of $1,000,000 paid to the Chief Executive Officer and any other of its Named Executive Officers. However, compensation which qualifies as “performance-based” is excluded from the $1,000,000 limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by stockholders. The bonuses and stock options granted to the Executive Officers have been approved, in accordance with the requirements of Section 162(m), by the sole holder of the Company’s Class B Common Stock, who acts with sole authority on such matters.

The Compensation Committee does not presently expect that total cash compensation to any individual executive that is not performance-based will exceed $1,000,000. The Compensation Committee will continue to monitor the compensation levels potentially payable under the Company’s compensation programs, but intends to retain the flexibility necessary to provide total compensation in line with competitive practice, the Company’s compensation philosophy and the Company’s best interests. The Company has not adopted a policy that all executive compensation be fully deductible.

2012 Say-on-Pay Results

In May 2012, the holders of our Class A Common Stock cast an advisory vote to approve our Named Executive Officer compensation, as disclosed in the Proxy Statement for the 2012 Annual Meeting of Stockholders. Over 95% of the shares voted on the matter were cast in support of our executive officer compensation as disclosed. The Compensation Committee considered this result and determined that it was not necessary at this time to make any material changes to our compensation policies and practices in response to the advisory vote.

At the 2013 Annual Meeting, we will again hold an advisory vote to approve the compensation of our Named Executive Officers. The Compensation Committee will continue to consider the results of these annual advisory votes in evaluating our executive compensation policies and programs.

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Fiscal Year 2012 Named Executive Officer Compensation and Performance

Compensation of Chief Executive Officer

The Compensation Committee reviews and approves the compensation paid to our CEO, Martin F. Roper. For fiscal year 2012, the Compensation Committee approved a 2% increase to Mr. Roper’s 2011 base salary, increasing his base salary to $714,500.

In December 2011, the Compensation Committee established Mr. Roper’s 2012 bonus opportunity at 80% of his 2012 salary, with an incremental opportunity equal to 64% of his 2012 salary tied to achieving certain goals that would require substantial out-performance of the Company’s financial plan for the year (the “stretch goals”). Specific 2012 quantitative and qualitative performance goals and the weightings established by the Compensation Committee to measure and reward Mr. Roper’s performance in 2012, including the stretch goals, and the performance achieved relative to these goals, were as follows:

2012 BASE BONUS GOALS FOR CEO:

Fiscal 2012 Base Bonus Performance Goal	Weighting	2012 Performance	% of Base Bonus Opportunity Awarded
Depletions growth of at least 7.8%, excluding new brand introductions not currently in the 2012 Financial Plan	10%	Achieved depletions growth of over 12.7%	10%
Depletions growth greater than the growth rate of the Craft Beer category	15%	Target not achieved	0%
Delivered gross profit of $268 million and delivered gross profit margin of not less than 48%, after adjusting for commodity impact from plan levels	15%	Delivered gross profit of $280 million and delivered gross margin exceeding 48% after adjustment for commodity impact and mix	15%
(a)Tracking and measuring wholesaler execution in the areas of the Company’s “Sam to Standard” program in all core wholesalers with improvements by at least 2.5%, and (b) introduction of wholesaler seasonal transition weeks with core wholesalers obtaining at least 50% of distribution goal in first 30 days	10%	Achieved (a), but did not achieve (b)	5%
Combined savings of $7.5 million from delivered gross margin and SG&A efficiency initiatives	10%	Achieved at least $7.5 from delivered gross margin and SG&A efficiency initiatives	10%
Freshest Beer Program successfully implemented for wholesalers covering at least 75% of the Company’s volume by year end	15%	58.7% of 2011 volume achieved	0%
Development of new TV campaign that is demonstrably stronger than existing work	15%	Target partially achieved	7.5%
Improvement of Human Resources capabilities	5%	Target achieved; new Vice President of Human Resources hired	5%
Improve organization capability to deal with brand complexity	5%	Target Achieved	5%
TOTAL	100%		57.5%

Mr. Roper did not achieve the targets set in order to achieve the stretch goals, which related to out performance in depletions and pricing growth and further reduction of processing costs.

In February 2013, the Compensation Committee reviewed Mr. Roper’s achievements against his 2012 bonus opportunities, as detailed above. There was insufficient information at that time to evaluate the achievement of the targets for the goals relating to the Company’s depletions as compared to those of the craft beer industry. Accordingly, at that time they determined that he satisfied 57.5% of his base bonus goals and had not achieved the stretch goals, and approved a bonus of $328,670 for his 2012 performance, equivalent to 40% of his 2012 base salary. Subsequently, in March 2013, based on public reports of the growth of craft beer in 2012 exceeding 15%, the Compensation Committee determined that the Company had not met its goals for growth relative to the craft beer industry, and thus no further adjustments were made to the bonus determined in February.

In December 2007, the Compensation Committee and the Board of Directors approved a long-term variable price option grant to Mr. Roper for 753,864 shares of the Company’s Class A Common Stock effective January 1, 2008. This option, part of a long-term compensation strategy to provide the CEO with compensation comparable to that which he could receive elsewhere, had a value of approximately $6.34 million at the date of grant. Since the exercise price of the option is indexed to the broader market, subject to a cap of the value that can be achieved, and will have value only to the extent that the market price of the Company’s Class A Common Stock exceeds the index, the Compensation Committee believes that this will provide Mr. Roper with significant incentive to cause the Company to out-perform other companies over the long term and provide him with a corresponding opportunity to benefit from long-term out-performance of the Company’s stock price. The option vests 20% on January 1 in each of the years 2014 through 2018, contingent on Mr. Roper’s continued employment with the Company. The option provides for certain acceleration of vesting in the event of a change of control of the Company’s Class B Common Stock and Mr. Roper has the right to participate in a transaction giving rise to such a change in control, to the extent that the option then becomes exercisable. Mr. Roper has not received any additional equity grants since the January 1, 2008 option was granted.

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Taking into account information from a number of sources, including in part the competitive assessment prepared by Pearl Meyer & Partners, the Compensation Committee believes that Mr. Roper’s compensation is appropriate based on his responsibilities, performance level and contribution to the Company, and that it is structured in a way that provides Mr. Roper with appropriate incentives and rewards for superior performance and increase in stockholder value and, with its long-term focus, does not reward decisions that might entail imprudent levels of risk.

The Summary Compensation Table included in this Proxy Statement sets forth all compensation received by Mr. Roper during fiscal year 2012. There is no Company-sponsored retirement program for Mr. Roper other than the Company’s 401(k) plan, and he receives no benefits or perquisites from the Company other than the general Company benefits described above. Mr. Roper does not have a change of control arrangement, other than an acceleration of the vesting of the options granted under the EEIP nor does he have a severance arrangement with the Company.

Compensation of Executive Chairman

The Compensation Committee also reviews and approves the compensation paid to C. James Koch, the Chairman and a full-time employee of the Company. The Compensation Committee increased Mr. Koch’s base salary for 2012 by 2% to $390,000. The increase in Mr. Koch’s base salary was based on the Compensation Committee’s assessment of his responsibilities, performance level and contribution to the Company.

The Compensation Committee established Mr. Koch’s 2012 bonus opportunity at 100% of his 2012 salary. Specific 2012 quantitative and qualitative performance goals and the weightings established by the Compensation Committee to measure and reward Mr. Koch’s performance in 2012, and the performance achieved relative to these goals, were as follows:

2012 BONUS GOALS FOR CHAIRMAN:

Fiscal 2012 Bonus Performance Goal	Weighting	2012 Performance	% of Bonus Awarded
Depletions growth of at least 8%, excluding new brand introductions not currently in the 2012 Financial Plan	15%	Achieved depletions growth of over 12.7%	15%
Depletions growth of at least 10%, excluding new brand introductions not currently in the 2012 Financial Plan	30%	Achieved depletions growth of over 12.7%	5%
Depletions growth greater than the growth rate of the Craft Beer category	20%	Target not achieved	0%
Delivered gross profit of $268 million and delivered gross profit margin of not less than 48%, after adjusting for commodity impact from plan levels	20%	Delivered gross profit of $280 million and delivered gross margin exceeding 48% after adjustment for commodity impact and mix	20%
Freshest Beer Program successfully implemented for wholesalers covering at least 75% of the Company’s volume by year end	15%	58.7% of 2011 volume achieved	0%
Investment of time and resources in craft industry initiatives which support the category and the Company	20%	Significant time and effort invested; Goal partially achieved.	10%
TOTAL	100%		50%

In February 2013, the Compensation Committee reviewed Mr. Koch’s achievements against his 2012 cash incentive bonus opportunities, as detailed above, but there was insufficient information at that time to evaluate the achievement of the targets for the goals relating to the Company’s depletions as compared to those of the craft beer industry. Subsequently, in March 2013, based on public reports of the growth of craft beer in 2012 exceeding 15%, the Compensation Committee determined that the Company had not met its goals for growth relative to the craft beer industry. Therefore, upon final review, they determined that Mr. Koch had satisfied 50% of his performance goals, and approved a bonus of $195,000 for his 2012 performance, equivalent to 50% of his 2012 base salary.

Mr. Koch was granted an option effective January 1, 2012 for 4,800 shares of the Company’s Class A Common Stock, with vesting contingent on the Company’s depletions growth. In February 2013, the Compensation Committee determined that the performance criteria for that option had been met and all the shares will vest at 20% each year beginning in 2013 in accordance with the option agreement.

The Summary Compensation Table included in this Proxy Statement sets forth all compensation received by Mr. Koch during fiscal year 2012. There is no Company-sponsored retirement program for Mr. Koch other than the Company’s 401(k) plan, and he receives no benefits or perquisites from the Company other than the general Company benefits described above. Mr. Koch does not have a change of control arrangement other than an acceleration of the vesting of options granted under the EEIP nor does he have a severance arrangement with the Company.

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Compensation of Named Executive Officers Other than the CEO and Executive Chairman

The following table shows the 2012 base salary and the corresponding percentage increase above the 2011 base salary level of each of these Named Executive Officers.

Named Executive Officer	Fiscal 2012 Base Salary	% Increase to Fiscal 2011 Base Salary
William F. Urich	$396,000	2.9%
John C. Geist	$355,000	5.7%
Thomas W. Lance	$348,000	3.0%

The Compensation Committee considered recommendations made by the CEO for 2012 salary adjustments for the Named Executive Officers and concluded that the recommended base salary for each of these Named Executive Officers, as adjusted, was within the appropriate range for his experience and job responsibilities.

For fiscal 2012, the overall cash incentive bonus potential for the Named Executive Officers other than the CEO and the Chairman was 50% of their respective base salaries, with between 20% and 30% of the bonus potential based on the achievement of Company-wide goals and between 70% and 80% based on the achievement of goals specifically set for each of these Named Executive Officers. The shared 2012 Company-wide goals consisted of achieving depletions growth of at least 7.8%, $7.5 million in resource efficiencies and delivered gross margin savings, and maintaining brand health.

In February 2013, the Compensation Committee reviewed performance and achievement against the shared Company-wide goals and determined that those goals had been achieved. The Compensation Committee also reviewed the 2012 performance of the Named Executive Officers against their individual bonus goals and approved bonus payments, as described below.

Specific fiscal 2012 quantitative and qualitative performance goals, the weightings established by the Compensation Committee to measure and reward the performance of each Named Executive Officer in 2012 and the performance achieved relative to these goals were as follows:

2012 BONUS GOALS FOR CHIEF FINANCIAL OFFICER:

Fiscal 2012 Bonus Performance Goal	Weighting	2012 Performance	% of Bonus Awarded
Shared Company-Wide Goals	30%	Target achieved	30%
Individual Goals:
Deliver $2.5 million of resource efficiency improvements outside of Delivered Gross Margin	15%	Delivered $2.8 million	15%
Support the Operations group in identifying and executing against a 2012 Delivered Gross Margin goal to achieve $5 million of savings/efficiencies by year-end 2013	10%	Delivered $5.2 million	10%
Lead Operations/Brewing performance improvement measurements, KPI’s and financial reporting to drive focus on key measurable and continuous financial improvement, to improve SAP tracking of materials, yields and cost reporting, and the like	5%	Target achieved	5%
Identify and execute approximately 2% savings for non-contracted procurement spend and deliver $1.0 million savings. Identify and execute $1.5 million of Delivered Gross Margin savings for full year 2013	15%	Achieved over $1.0 million of cost savings and delivered over $2.0 million in delivered gross margin savings	15%
Identify unplanned pricing opportunities (not including opportunities created by competitive moves) of at least $250,000. Improve data and analysis delivery to Sales	5%	Identified over $250,000 in incremental pricing opportunities	5%
Develop required back office support system to support A&S Brewing Collaborative LLC and provide financial performance reporting on its projects. Support due diligence on new business development or potential acquisitions	10%	Achieved expectations	10%
Improve effectiveness, productivity, business impact and efficiency of IT department. Support the Freshest Beer Program. Develop strategy for sales mobile devices for 2013	10%	Significant improvements	8%
TOTAL	100%		98%

In February 2013, reflecting this performance assessment, the Compensation Committee approved a bonus payment to Mr. Urich in the amount of $194,040, equivalent to 98% of his 2012 cash incentive bonus potential.

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2012 BONUS GOALS FOR VICE PRESIDENT OF SALES:

Fiscal 2012 Bonus Performance Goal:	Weighting	2012 Performance	% of Bonus Awarded
Shared Company-Wide Goals	30%	Target achieved	30%
Individual Goals:
Meet Company depletions goals for each brand family. (Weighting of performance: Samuel Adams brand, 60%; Twisted Tea brand, 15%; Samuel Adams relative to Craft beer category growth, 15%; and Angry Orchard brand, 10%)	20%	Expectations partially achieved	17%
Grow certain key classes of trade to 2012 plan	20%	Expectations partially achieved	8%
Improve wholesaler and Company sales force execution of distribution and visibility, seasonal transitions and high-end beer releases	15%	Partial achievement of some of the targets	5%
Price adjustments to exceed 2012 Financial Plan	7.5%	Target Achieved	7.5%
Manage expenses of sales force to budget	7.5%	Target achieved	7.5%
TOTAL	100%		75%

In February 2013, the Compensation Committee considered the extent to which sales exceeded plan and the leadership of Mr. Geist in reaching that achievement, in particular the sales execution on the Angry Orchard® brand and the greater than planned volume achieved in the year. As a result, the Compensation Committee awarded Mr. Geist a bonus of $30,000, in addition to the 75% bonus payout earned as described above. As a result, the Committee approved a total bonus payment to Mr. Geist in the amount of $163,125, equivalent to 91.9% of his 2012 cash incentive bonus potential.

2012 BONUS GOALS FOR VICE PRESIDENT OF OPERATIONS:

Fiscal 2012 Bonus Performance Goal:	Weighting	2012 Performance	% of Bonus Awarded
Shared Company-Wide Goals	20%	Target achieved	20%
Individual Goals:
Reduce average Total Incident Rate at the breweries to 4.3	10%	Total Incident Rate at 2.6	10%
Improve Total Quality Aggregate Score (combined brewing and packaging) by 2% from 2011 year-end	10%	Target achieved	10%
Identify and implement $5 million in Delivered Gross Margin improvements	10%	Achieved $5.2 million	10%
Develop leadership capabilities, enhance the continuous improvement process, and install high performance brewery environments to maximize capacities and significantly improve KPI’s, while:
• Maintaining adjusted conversion cost/case without depreciation flat relative to 2011 fourth quarter	5%	Target achieved	5%
• Reducing adjusted conversion cost/case without depreciation by 2.5% relative to 2011 fourth quarter	5%	Target not achieved	0%
Fully develop and expand Freshest Beer Program to 75% of the Company’s volume. Improve out-of-stock tracking and service levels	10%	Target not achieved	0%
Implement employee relations strategy that supports a “progressive work environment” at the Pennsylvania brewery and creates healthy employee-manager-company relations. Launch and support at least 25 “continuous improvement teams” that deliver measurable improvement. Secure labor contract extensions	10%	Target achieved	10%
Successfully execute capacity/capability projects approved by senior management on time and on budget with intended benefit delivered in 2013	20%	Target achieved	20%
		Deduction for brewery processing errors	(4.2%)
TOTAL	100%		80.8%

In February 2013, reflecting this performance assessment, the Compensation Committee approved a bonus payment to Mr. Lance in the amount of $140,505, equivalent to 80.8% of his 2012 cash incentive bonus potential. Mr. Lance was granted an option effective January 1, 2012 for 4,800 shares of our Class A Common Stock, with vesting contingent on our depletions growth in 2012. In February 2013, the Compensation Committee determined that the performance criteria for this option had been met and all the shares will vest at 20% each year beginning in 2013 in accordance with the option agreement.

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Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis. Based on that review and discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2012 and the Company’s Proxy Statement for the annual meeting of stockholders to be held on May 29, 2013.

David A. Burwick, Chair
Pearson C. Cummin, III
Jay Margolis

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee was an Officer or employee of the Company or any of its subsidiaries during fiscal year 2012. None of the Company’s Executive Officers serves as a member of the board of directors or compensation committee of any entity that has one or more of its Executive Officers serving as a member of our Compensation Committee. In addition, none of the Executive Officers serves as a member of the compensation committee of any entity that has one or more of its Executive Officers serving as a member of the Company’s Board of Directors.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes the compensation of the Named Executive Officers for the Company’s fiscal years ended December 29, 2012, December 31, 2011, and December 25, 2010. The Company’s Named Executive Officers are the Chief Executive Officer, the Chief Financial Officer, and the next three most highly compensated Executive Officers.

Name and Principal Position	Year	Salary ($)(1)	Option Awards ($)(2)		Non-Equity Incentive Plan Compensation ($)(1)	All Other Compensation ($)(3)	Total ($)
Martin F. Roper President & Chief Executive Officer	2012	$714,500	---		$328,670	$9,323	$1,052,493
	2011	$700,485	---		$224,160	$9,173	$933,818
	2010	$686,750	---		$398,315	$9,173	$1,094,238
William F. Urich Treasurer & Chief Financial Officer	2012	$396,000	---		$194,040	$9,323	$599,363
	2011	$385,000	$2,884,050	(4)	$159,775	$9,173	$3,437,998
	2010	$372,000	$380,445	(5)	$176,700	$9,173	$938,318
C. James Koch Chairman	2012	$390,000	223,626	(6)	$195,000	$9,323	$817,949
	2011	$382,500	$209,490	(7)	$153,000	$9,173	$754,163
	2010	$375,000	$190,222	(5)	$262,500	$9,173	$836,895
John C. Geist Vice President of Sales	2012	$355,000	---		$163,125	$9,323	$527,448
	2011	$336,000	$3,632,216	(4)	$100,800	$9,173	$4,078,189
	2010	$315,000	$380,445	(5)	$127,575	$9,173	$832,193
Thomas W. Lance Vice President of Operations	2012	$348,000	223,626	(6)	$140,505	$9,323	$721,454
	2011	$338,000	$209,490	(8)	$136,738	$9,173	$693,401
	2010	$329,000	---		$141,684	$9,173	$479,857

(1)

Included in this column are amounts earned, though not necessarily received, during the corresponding fiscal year.

(2)

Reflects the dollar amount of the aggregate grant date fair value of awards granted during each fiscal year as computed in accordance with Accounting Standards Codification 718, Compensation-Stock Compensation (“ASC 718”). The methods and assumptions used in valuing the stock option awards in accordance with ASC 718 are described in Notes B and N to the Company’s audited financial statements for the fiscal year ended December 29, 2012 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 20, 2013.

(3)

Includes annual group life insurance premium and Company matching contributions under the Company’s 401(k) plan paid in the respective year.

(4)

Grant contains long-term retention service-based vesting conditions; the value reported above reflects the value of the award at the grant date and is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under ASC 718, excluding the effect of estimated forfeitures.

(5)

Grant contains performance-based vesting conditions; the value reported above reflects the value of the award at the grant date and is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under ASC 718, excluding the effect of estimated forfeitures. The Company is recording the related compensation expense over the requisite service period, as the Compensation Committee determined that the maximum performance criteria had been achieved and 100% of the shares eligible to vest under the option commenced vesting in March 2011.

(6)

Grant contains performance-based vesting conditions; the value reported above reflects the value of the award at the grant date and is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under ASC 718, excluding the effect of estimated forfeitures. In 2012, the Company concluded that it was probable that 100% of the performance criteria would be met and is recording 100% of the grant date fair value as compensation expense over the requisite service period. In February 2013, the Compensation Committee determined that 100% of the performance criteria had been achieved and 100% of the shares eligible to vest under the option commenced vesting in March 2013.

(7)

Grant contains performance-based vesting conditions; the value reported above reflects the value of the award at the grant date and is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under ASC 718, excluding the effect of estimated forfeitures. The Company is recording 50% of the grant date fair value as compensation expense over the requisite service period, as the Compensation Committee determined that 50% of the performance criteria had been achieved and 50% of the shares eligible to vest under the option commenced vesting in March 2012.

(8)

Grant contains performance-based vesting conditions; the value reported above reflects the value of the award at the grant date and is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under ASC 718, excluding the effect of estimated forfeitures. The Company is recording 75% of the grant date fair value as compensation expense over the requisite service period, as the Compensation Committee determined that 75% of the performance criteria had been achieved and 75% of the shares eligible to vest under the option commenced vesting in March 2012.

The Company has not paid or provided any perquisites to any of its officers, either individually or in the aggregate, in excess of $10,000. Not included in the above Summary Compensation Table are shares of the Company’s Class A Common Stock purchased by such officers at a discount under the Investment Share feature of the EEIP (the “Investment Shares”). Under the Investment Share program, all employees who have been with the Company for at least one year have the opportunity to purchase Investment Shares, and after two years of employment, Investment Shares may be purchased at a discount. Eligible employees may purchase Investment Shares in January of each year and may pay for such stock through payroll deduction throughout the year. The maximum aggregate annual purchase price is capped at $17,500 and the maximum available discount is 40%. The Investment Shares vest at the rate of 20% per year commencing on the following January 1st. Executive officers, other than the Chairman and the CEO, are eligible to participate in the Investment Share program. At December 29, 2012, Messrs. Geist, Lance and Urich held unvested Investment Shares.

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Grants of Plan-Based Awards in Fiscal Year 2012

The following table describes the potential range of annual cash incentive awards and potential payouts under equity incentive awards for fiscal 2012 performance, the actual stock options to purchase Class A Common Stock granted during fiscal 2012 and the grant date fair value of the option awards.

Name	Grant Date	Approval Date(1)	Estimated Possible Payouts Under Non- Equity Incentive Plan Awards(2)	Estimated Future Payouts Under Equity Incentive Plan Awards						Exercise or Base Price of Option Awards ($/sh)			Closing Price on Date of Grant ($/sh)		Grant Date Fair Value of Option Awards ($)(3)
			Maximum ($)	Threshold (#)		Target (#)		Maximum (#)
Martin F. Roper	---	---	$1,028,880	---		---		---		$	---		$	---	$	---
William F. Urich	---	---	$198,000	---		---		---		$	---		$	---	$	---
C. James Koch	1/1/12	12/13/11	$390,000	2,400	(4)	2,400	(4)	4,800	(4)		$108.56	(1)		$108.56		$223,626
John C. Geist	---	---	$177,500	---		---		---		$	---		$	---	$	---
Thomas W. Lance	1/1/12	12/13/11	$174,000	2,400	(4)	2,400	(4)	4,800	(4)		$108.56	(1)		$108.56		$223,626

(1)

At the December 13, 2011 meeting of the Board of Directors, upon the recommendation of the Compensation Committee, the Board of Directors granted the options effective as of January 1, 2012, with an exercise price equal to the closing price of the Company’s stock on the New York Stock Exchange on the last trading day immediately prior to the effective date of the option grant.

(2)

There are no threshold levels for these awards. The amount reflects the maximum payout for full achievement of the performance goals. Nevertheless, the Compensation Committee has the discretion to adjust the actual payout upon evaluation of overall achievement.

(3)

Reflects the dollar amount of the aggregate grant date fair value of awards granted during the fiscal year as computed in accordance with ASC 718. The method and assumptions used in valuing the stock option awards in accordance with ASC 718 are described in Notes B and N to the Company’s audited financial statements for the fiscal year ended December 29, 2012 included in the Company’s Annual Report on Form 10-K filed with Securities and Exchange Commission on February 20, 2013.

(4)

Each option vests at 20% per year provided certain criteria are met. The vesting of each option is contingent on the Company achieving certain performance criteria. If the Company’s depletions in 2012 increased by at least 4%, but less than 7.8%, over 2011 depletions, 50% of the number of shares would be eligible to vest in accordance with the vesting schedule (“Threshold”). If the Company’s depletions in 2012 increased by 7.8% or more over 2011 depletions, 100% of the number of shares shall be eligible to vest in accordance with the vesting schedule (“Maximum”). In February 2013, the Compensation Committee determined that the Maximum had been achieved and 4,800 shares are eligible for vesting. As a result, 20% of the eligible shares vested on March 1, 2013 and, so long as the Optionee continues to be employed by the Company or an affiliate of the Company as of each indicated date, the Option shall become incrementally exercisable as to 20% of the eligible shares on January 1 in each of the years 2014, 2015, 2016, and 2017.

THE BOSTON BEER COMPANY, INC. 2013 Proxy Statement   34

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Outstanding Equity Awards at 2012 Fiscal Year End

The following table sets forth information regarding equity awards granted to the Named Executive Officers that were outstanding at December 29, 2012. Those performance-based awards that had not either vested or lapsed as of December 29, 2012 are considered unexercisable and unearned.

Name	Option Awards										Stock Awards
	No. of Securities Underlying Unexercised Options Exercisable		No. of Securities Underlying Unexercised Options Unexercisable		No. of Securities Underlying Unexercised Options Unearned		Option Exercise Price ($)		Option Expiration Date		No. of Shares of Stock That Have Not Vested	Market Value of Shares that Have Not Vested ($)
Martin F. Roper	120,000	(1)	---				$22.425		6/28/2015		---	---
	---		180,000	(2)	---		$43.550		8/11/2017
	---		753,864	(3)	---		$37.650	(3)	12/31/2018	(3)
William F. Urich	6,000	(4)	---		---		$21.140		1/1/2015		---	---
	10,000	(5)	---		---		$24.950		1/1/2016
	9,000	(6)	---		---		$35.980		1/1/2017
	7,600	(7)	11,400	(7)	---		$46.600		12/31/2019
	---		65,000	(8)	---		$95.090		12/31/2020
C. James Koch	15,000	(9)	---		---		$26.070		1/1/2016		---	---
	12,000	(6)	---		---		$35.980		1/1/2017
	3,800	(7)	5,700	(7)	---		$46.600		12/31/2019
	500	(10)	2,000	(10)	---		$95.090		12/31/2020
					4,800	(11)	$108.560		12/31/2021
John C. Geist	---		11,400	(7)	---		$46.600		12/31/2019		---	---
	---		80,000	(12)	---		$95.090		12/31/2020
Thomas W. Lance	21,000	(13)	---		---		$34.700		1/22/2017		---	---
	40,000	(14)	20,000	(14)	---		$18.510		3/12/2019
	750	(10)	3,000	(10)	---		$95.090		12/31/2020
					4,800	(11)	$108.560		12/31/2021

(1)

Option granted 6/28/05 and vested on 5/1/08.

(2)

Option granted 8/13/07. The option will vest on 8/13/13 contingent on Mr. Roper’s continued employment with the Company.

(3)

Option granted 1/1/08. The option will vest at the rate of 20% on January 1 in each of the years 2014 through 2018, contingent on Mr. Roper’s continued employment with the Company. The exercise price is determined by multiplying $42.00 by the aggregate change in the DJ Wilshire 5000 Index from and after 1/1/08 through the close of business on the trading date next preceding each date on which the option is exercised. The exercise price will not be less than $37.65 per share and the excess of the fair value of the Company’s Class A Common Stock cannot exceed $70 per share over the exercise price. On 12/29/12, the exercise price would have been $62.98. Of the option, 603,091 shares expire on 12/31/17 and 150,773 shares expire on 12/31/18.

(4)

Option granted on 1/1/05 and 2,000 shares vested on each of 5/31/07, 5/31/08 and 5/31/09.

(5)

Option granted 1/1/06 and fully vested as of 1/1/11.

(6)

Option granted 1/1/07 and fully vested as of 1/1/12.

(7)

Option granted 1/1/10 and shares are vesting at the rate of 20% per year due to certain performance criteria being met as of 3/1/11.

(8)

Option granted 1/1/11. The option will vest on 1/1/16 contingent on Mr. Urich’s continued employment with the Company.

(9)

Option granted 2/16/06 and fully vested as of 1/1/11.

(10)

Option granted 1/1/11 and shares are vesting at the rate of 20% per year due to certain performance criteria being met as of 3/1/12.

(11)

Option granted 1/1/12 and shares are vesting at the rate of 20% per year due to certain performance criteria being met as of 3/1/13.

(12)

Option granted 1/1/11. 60% of shares will vest on 1/1/16 and the remaining shares will vest annually in equal numbers over the following four years contingent on Mr. Geist’s continued employment with the Company.

(13)

Option granted 1/29/07 and fully vested as of 1/22/12.

(14)

Option granted 3/13/09 and shares are vesting at the rate of 33 1/3% on March 1 in each of the years 2011, 2012 and 2013 due to certain performance criteria being met as of 3/1/11.

THE BOSTON BEER COMPANY, INC. 2013 Proxy Statement   35

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Option Exercises and Stock Vested in Fiscal Year 2012

The following table sets forth information regarding options exercised and shares of Class A Common Stock acquired on vesting of restricted stock awards by the named executive officers during the fiscal year ended December 29, 2012, as well as information regarding the value realized on such exercise or vesting. Other than Mr. Lance, none of the Named Executive Officers have been granted any restricted stock awards.

Name	Option Awards		Stock Awards
	No. of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	No. of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Martin F. Roper	33,000	$2,827,467	---	---
William F. Urich	104,300	$9,417,424	---	---
C. James Koch	---	---	---	---
Thomas W. Lance	19,000	$1,553,566	---	---
John C. Geist	7,800	$499,363	2,000	$199,940
(1) The aggregate dollar amount realized upon vesting equals the number of shares vested multiplied by the market value of the underlying shares on the vesting date.

Employment Contracts, Termination of Employment, and Change in Control Agreements

A Stockholder Rights Agreement between Boston Beer and our initial stockholders provides that, so long as C. James Koch remains an employee of Boston Beer: (1) he will devote such time and effort, as a full-time, forty (40) hours per week occupation, as may be reasonably necessary for the proper performance of his duties and to satisfy the business needs of the Company, (2) Boston Beer will provide Mr. Koch benefits no less favorable than those formerly provided to him by the Boston Beer Company Limited Partnership, and (3) Boston Beer will purchase and maintain in effect term life insurance on the life of Mr. Koch.

All full-time employees of Boston Beer, including each of the Named Executive Officers, are required to enter into a non-competition agreement with Boston Beer that prohibits the employee from accepting employment with a competitor for a period of one year after leaving Boston Beer. Nevertheless, all employees of Boston Beer are employed “at-will.”

With the exception of the option granted to Martin Roper on January 1, 2008, which is subject to limited acceleration pursuant to a defined schedule in the event of a change of ownership of our Class B Stock, all options granted under the EEIP, including those granted to the Named Executive Officers, become immediately exercisable in full in the event that C. James Koch and/or members of his family cease to control a majority of the Company’s issued and outstanding Class B Common Stock.

AUDIT INFORMATION

Ernst & Young LLP (“EY”) has audited our consolidated financial statements for the fiscal years ended December 29, 2012 and December 31, 2011.

THE BOSTON BEER COMPANY, INC. 2013 Proxy Statement   36

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Fees Paid to Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm, currently EY. The Audit Committee pre-approved all such audit and non-audit services provided by EY during 2012. In 2011 and 2012, the services provided by EY included audit services, audit-related services, tax services and other services and resulted in the fees set forth below:

	2012	2011
Audit Fees	$410,000	$385,000
Audit-Related Fees(1)	$28,500	$27,500
Tax Fees(2)	$126,950	$476,420
All Other Fees(3)	$0	$0
TOTAL	$565,450	$888,920

(1)

Boston Beer paid EY $28,500 for audit fees relating to the Company’s 401(k) plans in 2012 and $27,500 for audit fees relating to the Company’s 401(k) plans in 2011.

(2)

Tax fees in 2012 consisted of $105,000 for federal and state tax return compliance assistance, $8,575 for federal and state examination review assistance and $13,375 for other tax-related advisory services. Tax fees in 2011 consisted of $321,350 for federal and state tax return compliance assistance, $138,690 for federal and state examination review assistance and $16,380 for other tax-related advisory services.

(3)

Fees incurred for services other than those described above.

Audit Committee Report(1)

Tax fees for 2011 were significantly higher than those incurred in 2012 due to services performed by EY in 2011 related to a tax examination and related tax compliance requirements.

The Audit Committee, which is comprised of three independent Directors, each of whom qualifies as an “audit committee financial expert” in accordance with applicable SEC rules based on his relevant experience, oversees the Company’s financial reporting process on behalf of the Board. In that regard, the Audit Committee has reviewed and discussed our audited consolidated financial statements with our management and EY, our independent registered public accounting firm. The Audit Committee has also discussed with EY the matters required to be discussed pursuant to Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. AU Section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T, “Communication with Audit Committees.” The Audit Committee has received and reviewed the written disclosures and the letter from EY required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with EY their independence.

In addition, the Audit Committee met with senior management periodically during 2012 and reviewed key initiatives and programs aimed at strengthening the effectiveness of our internal and disclosure control structure. As part of this process, the Audit Committee continued to monitor the scope and steps taken to implement recommended improvements in internal procedures and controls. The Audit Committee met privately with our independent registered public accounting firm, our internal auditor, and other members of our management, each of whom has unrestricted access to the Audit Committee.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements should be included in our Annual Report on Form 10-K for fiscal year 2012 filed with the SEC.

Pearson C. Cummin, III, Chairman
Gregg A. Tanner
Jean-Michel Valette

Auditor Independence

Neither the report of EY on our financial statements for 2011 nor its report on our financial statements for 2012 contained an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

During our two most recent fiscal years, there were no disagreements with EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to such accountants’ satisfaction, would have caused such accountants to make reference to the subject matter of the disagreement in connection with its reports. During our two most recent fiscal years, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K promulgated by the SEC.

Representatives of EY are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

(1) The material in this report, including the Audit Committee Charter, is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

THE BOSTON BEER COMPANY, INC. 2013 Proxy Statement   37

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VOTING MATTERS

Item 1:  Election of Class A Directors by Class A Stockholders

The Board of Directors, upon the recommendation of the Nominating/Governance Committee, has nominated David A. Burwick, Pearson C. Cummin III and Jean-Michel Valette, each of whom is an incumbent Director, for reelection to the Board as a Class A Director for a one-year term. Provided a quorum is present and it is an uncontested election, these Directors are elected by a plurality of votes cast by the Class A Stockholders at the Annual Meeting.

The Board of Directors recommends that the Class A Stockholders vote “FOR” all nominees for Class A Director.

Item 2:  Advisory Vote on Executive Compensation by Class A Stockholders

At the Company’s 2011 Annual Meeting of Stockholders, a non-binding advisory vote was taken on the frequency of future advisory votes regarding Named Executive Officer compensation. Consistent with the recommendation of the Company’s Board of Directors, a majority of the shares of the Company’s Class A Common Stock cast on the matter were in favor of holding such an advisory vote on an annual basis. After consideration of the 2011 voting results, and based upon its prior recommendation, the Board of Directors determined that the Company will conduct future advisory votes regarding compensation awarded to its Named Executive Officers on an annual basis. While the holders of the Class A Common Stock have only limited voting rights, consistent with the intent of the Dodd-Frank Act and SEC rules, the Board is providing the holders of our Class A Common Stock with the opportunity to cast a non-binding advisory vote to approve the compensation of the Company’s Named Executive Officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC.

The compensation of the Company’s Named Executive Officers is disclosed in the Compensation Discussion and Analysis, or “CD&A,” the compensation tables, and the related disclosures contained in this Proxy Statement. As described in the CD&A, the Company has adopted an executive compensation philosophy designed to deliver competitive total compensation, upon the achievement of financial and/or strategic performance objectives, which will attract, motivate and retain leaders who will drive the creation of stockholder value. In order to implement that philosophy, the Compensation Committee has established a disciplined process for the adoption of executive compensation programs and individual Executive Officer pay actions. The Company believes that its compensation policies and decisions are focused on pay-for-performance principles, are strongly aligned with the long-term interests of our stockholders, and provide an appropriate balance between risk and incentives. Stockholders are urged to read the CD&A section of this Proxy Statement, which discusses in greater detail how the Company’s compensation policies and procedures implement its executive compensation philosophy. The Board of Directors asks the stockholders to indicate their support for the Named Executive Officer compensation, as described in this Proxy Statement, by approval of the following resolution:

“ RESOLVED, that the compensation policies and procedures followed by the Company and the Compensation Committee of the Company’s Board of Directors and the level and mix of compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, resulting from such policies and procedures are hereby determined to be appropriate for the Company and accordingly approved.”

The vote on this Item 2 is advisory, and therefore not binding on the Company, the Compensation Committee, or the Board. The vote will not be construed to create or imply any change to the fiduciary duties of the Company or the Board, or to create or imply any additional fiduciary duties for the Company or the Board. However, the Board and the Compensation Committee value input from stockholders and will consider the outcome of the vote when making future executive compensation decisions.

The affirmative vote of a majority of the shares present or represented and entitled to vote either in person or by proxy is required to approve this Item 2.

The Board of Directors recommends a vote “FOR” the adoption of the foregoing resolution approving the Company’s executive compensation policies and procedures and the 2012 compensation paid to the Named Executive Officers, as disclosed in the CD&A, the compensation tables, and related narratives in this Proxy Statement.

THE BOSTON BEER COMPANY, INC. 2013 Proxy Statement   38

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Item 3:  Election of Class B Directors by Class B Stockholder

The Board of Directors, upon the recommendation of the Nominating/Governance Committee, has nominated Cynthia Fisher, C. James Koch, Jay Margolis, Martin F. Roper and Gregg A. Tanner, each of whom is an incumbent Director, for reelection to the Board as a Class B Director for a one-year term. Provided a quorum is present and it is an uncontested election, these Directors are elected by the Class B Stockholder at the Annual Meeting.

The Board of Directors recommends that the Class B Stockholder vote “FOR” all nominees for Class B Director.

Item 4:  Ratification of Appointment of Independent Registered Public Accounting Firm by Class B Stockholder

Ernst & Young LLP served as our independent registered public accounting firm for the fiscal year ended December 29, 2012 and has been selected by the Audit Committee to serve as our independent registered public accounting firm for the current fiscal year. Representatives of Ernst & Young will be present at the Annual Meeting and available to respond to appropriate questions from stockholders and may make a statement if they so desire.

Although our Bylaws do not require stockholder ratification or other approval of the retention of our independent registered public accounting firm, as a matter of good corporate governance, the Board is requesting that the Class B stockholder ratify the selection of Ernst & Young as our independent registered accounting firm for the fiscal year ending December 28, 2013.

Under the Company’s Articles of Organization, voting rights with respect to matters other than a limited number of specific issues run solely with the Company’s Class B Common Stock. Accordingly, an affirmative vote of the sole Class B Stockholder is required to approve this Item 4.

The Board of Directors recommends that the Class B Stockholder vote “FOR” the ratification of the appointment by the Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for the Company’s fiscal year ending December 28, 2013.

Stockholder Proposals for 2014 Annual Meeting

Stockholders interested in submitting a proposal intended for inclusion in the Proxy Materials for the Annual Meeting of Stockholders to be held in 2014 may do so by following the procedures set forth in Rule 14a-8 of the Securities Exchange Act of 1934, as amended. To be eligible for inclusion, stockholder proposals must be received at the Company’s principal executive offices in Boston, Massachusetts on or before December 12, 2013.

If a stockholder wishes to present a proposal at the 2014 Annual Meeting of Stockholders but not have it included in the Company’s Proxy Materials for that meeting, the proposal must be received by the Company no later than March 14, 2014 and must relate to subject matter which could not be excluded from a proxy statement under any rule promulgated by the SEC.

OTHER INFORMATION

Annual Report

A copy of the 2012 Annual Report on Form 10-K as required to be filed with the SEC, excluding exhibits, is incorporated by reference, and will be mailed to stockholders without charge upon written request to: Investor Relations, The Boston Beer Company, Inc., One Design Center Place, Suite 850, Boston, Massachusetts 02210.

By order of the Board of Directors,
Kathleen H. Wade
Corporate Secretary

THE BOSTON BEER COMPANY, INC. 2013 Proxy Statement   39

THE BOSTON BEER COMPANY, INC.

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VOTING MATTERS FOR THE CLASS A STOCKHOLDERS

A Proposals — This Proxy will be voted as directed, or if no direction is indicated, will be voted "FOR" the election of directors and "FOR" Item 2.

1. ELECTION OF CLASS A DIRECTORS: Nominees:

	FOR ALL	WITHHOLD FOR ALL	*EXCEPTIONS
01 - David A. Burwick 02 - Pearson C. Cummin, III 03 - Jean-Michel Valette	☐	☐	☐

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***Exceptions**___________________________________

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Meeting Information

Meeting Type: Annual Meeting
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Date: May 29, 2013 **Time:** 9:00 AM EDT
Location: The Samuel Adams Brewery
30 Germania Street
Boston, MA. 02130

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Voting items

The Board of Directors recommends that you vote FOR the following:

1. Election of Directors

Nominees

01 David A. Burwick 02 Pearson C. Cummin III 03 Jean-Michel Valette

The Board of Directors recommends you vote FOR the following proposal(s):

3 To approve by non-binding advisory vote, our executive officers' compensation.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

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